                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[X] Preliminary Proxy Statement

                                          [_] CONFIDENTIAL, FOR USE OF THE
[_] Definitive Proxy Statement              COMMISSION ONLY (AS PERMITTED BY
                                            RULE 14A-6(E)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           CABLE TV FUND 12-D, LTD.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: Limited Partnership Interests
  (2) Aggregate number of securities to which transaction applies: 237,339
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Pursuant to Rule 0-11(c)(2), the transaction valuation is based upon the Registrant's 76 percent interest in the $138,205,200 sales price that is to be paid to the Cable TV Fund 12-BCD Venture in connection with the transaction that is the subject of the proxy solicitation.
  (4) Proposed maximum aggregate value of the transaction to the Registrant:
      $105,035,952
  (5) Total fee paid: $21,007

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1) Amount Previously Paid:
  (2) Form, Schedule or Registration Statement No.:
  (3) Filing Party:
  (4) Date Filed:

Notes:

                   [LOGO OF JONES INTERCABLE APPEARS HERE]

                           9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

      NOTICE OF VOTE OF THE LIMITED PARTNERS OF CABLE TV FUND 12-D, LTD.

To the Limited Partners of Cable TV Fund 12-D, Ltd.:

  A special vote of the limited partners of Cable TV Fund 12-D, Ltd. (the "Partnership") is being conducted through the mails on behalf of the Partnership by Jones Intercable, Inc., the general partner of the Partnership (the "General Partner"), for the purpose of obtaining limited partner approval of the sale of the Palmdale, California cable television system (the "Palmdale System") owned by the Cable TV Fund 12-BCD Venture, a joint venture in which the Partnership has a 76 percent ownership interest (the "Venture"), for $138,205,200 in cash, subject to customary working capital closing adjustments that may have the effect of increasing or decreasing the sales price by a non-material amount. The Palmdale System is proposed to be sold to Jones Communications of California, Inc., an indirect wholly owned subsidiary of the General Partner. Information relating to this matter is set forth in the accompanying Proxy Statement.

  If the limited partners approve the proposed sale of the Palmdale System and if the transaction is closed, the Venture will repay all of its remaining indebtedness, which, with accrued interest, is estimated to total approximately $51,922,252, and then approximately $87,581,654 of net sale proceeds will be distributed to the three constituent partnerships of the Venture in proportion to their ownership interests. The Partnership accordingly will receive 76 percent of such proceeds, estimated to total approximately $66,161,502, and the Partnership will distribute this portion of the net sale proceeds to its partners of record as of the closing date of the sale of the Palmdale System. Of this amount, approximately $49,621,127 will be distributed to the limited partners and approximately $16,540,375 will be distributed to the General Partner. It is estimated that the limited partners will receive $209 for each $500 limited partnership interest, or $418 for each $1,000 invested in the Partnership. Distributions will be net of California non-resident withholding, if applicable, and distribution checks will be issued to the limited partners' account registration or pursuant to any special payment instruction of record. Once the distribution of the net proceeds from the sale of the Palmdale System has been made, limited partners will have received a total of $764 for each $500 limited partnership interest, or $1,528 for each $1,000 invested in the Partnership, taking into account the prior distributions to limited partners made in 1996 and July 1998.

  In voting on the proposed sale of the Palmdale System, limited partners should carefully review and consider the Special Factors set forth in detail on pages 3 through 24 of the accompanying Proxy Statement. These Special Factors include, but are not limited to, the following:

 . It is proposed that the Palmdale System be sold to a subsidiary of the General Partner on terms and conditions that were not subject to arm's-length negotiation. The terms of the purchase and sale agreement and the process by which such terms were negotiated should not be deemed to be free of potential conflicts of interest because neither the Partnership nor the Venture have any employees or management other than the employees and management of the General Partner who represented both the buyer and the seller in the proposed sale transaction. The employees and management of the General Partner owe a fiduciary duty to both the Partnership and its limited partners and to the shareholders of the General Partner.

 .  The General Partner has determined that its acquisition of the Palmdale
   System is in the best interests of its shareholders and that the Venture's sale of the Palmdale System is in the best interests of the Partnership's limited partners. The General Partner's recommendation that the limited partners approve the transaction and the General Partner's determination that the transaction is fair to the limited partners should not be deemed to be free of potential conflicts of interest because the General Partner owes a fiduciary duty to the Partnership and its limited partners in analyzing the transaction as seller and it owes a fiduciary duty to its own shareholders in analyzing the transaction as purchaser.

 . The General Partner's determination that the Palmdale System would not be marketed for sale to third party buyers, its decision not to consider having the Venture sell the Palmdale System to any cable system operator other than the General Partner, its contracting with independent appraisal firms to prepare appraisals of the fair market value of the Palmdale System and its review and acceptance of the appraisals should not be deemed to be free of potential conflicts of interest in light of the General Partner's decision to acquire the Palmdale System for its own account.

 . The General Partner's determination that the Partnership's investment objectives with respect to the Palmdale System have been achieved, its consideration of the benefits and risks to the limited partners from a longer holding period and its conclusion that now is the time for the Palmdale System to be sold should not be deemed to be free of potential conflicts of interest in light of the fact that the General Partner could not purchase the Palmdale System unless it also determined that now was the time for the Venture to sell the Palmdale System.

 . The members of the Board of Directors of the General Partner who are not employees of the General Partner did not vote separately to approve the transaction. Neither the Board of Directors as a whole nor the independent directors retained an unaffiliated representative to act solely on behalf of the limited partners for the purpose of negotiating the terms of the proposed sale of the Palmdale System and/or preparing a report concerning the fairness of the proposed sale.

 . The proposed $138,205,200 sales price for the Palmdale System is based on the average of three separate independent appraisals of the Palmdale System as of December 31, 1997. It is possible that the Palmdale System could be sold for a higher sales price if it were marketed and sold to an unaffiliated cable system operator. Strategis Financial Consulting, Inc. valued the Palmdale System at $140,059,000. Bond & Pecaro, Inc. valued the Palmdale System at $131,952,600. Waller Capital Corporation valued the Palmdale System at $142,604,000. Due to the averaging process, two of the three appraisals valued the Palmdale System at amounts greater than the proposed sales price.

 . One of the independent appraisers hired by the General Partner to determine the fair market value of the Palmdale System is a subsidiary of one of the firms hired to appraise the Tampa, Florida cable television system formerly owned by the Venture when it was proposed to be sold to a subsidiary of the General Partner in 1995. The sale of the Tampa system is now subject to a derivative lawsuit challenging the sales price paid by a subsidiary of the General Partner for the Tampa system. This appraiser applied the same methodologies in valuing the Palmdale System as its affiliate employed in valuing the Tampa system. Another of the independent appraisers hired by the General Partner to determine the fair market value of the Palmdale System also serves as the General Partner's expert witness in this derivative lawsuit, aiding the General Partner in the defense of this litigation.

  Only limited partners of record at the close of business on September 15, 1998 are entitled to notice of, and to participate in, this vote of limited partners. It is very important that all limited partners participate in the voting. The Venture's ability to complete the transaction discussed in the Proxy Statement and the Partnership's ability to make a distribution to its partners of its portion of the net proceeds of the sale of the Palmdale System pursuant to the terms of the Partnership's limited partnership agreement (the "Partnership Agreement") are dependent upon the approval of the transaction by the holders of a majority of the Partnership's limited partnership interests.

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership Agreement requires that the proposal to sell the Palmdale System be approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed consent returned to the General Partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the Palmdale System. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Palmdale System, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  Jones Intercable, Inc., as the general partner of the Partnership, urges you to sign and return the enclosed proxy card as promptly as possible. The proxy card should be returned in the enclosed envelope.

                                          JONES INTERCABLE, INC.
                                          General Partner

                                          [/s/ ELIZABETH M. STEELE]
                                          Elizabeth M. Steele
                                          Secretary

Dated: October 1, 1998

                    LOGO OF JONES INTERCABLE APPEARS HERE]

                           9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112


                                PROXY STATEMENT


           VOTE OF THE LIMITED PARTNERS OF CABLE TV FUND 12-D, LTD.


  This Proxy Statement is being furnished in connection with the solicitation of the written consents of the limited partners of Cable TV Fund 12-D, Ltd. (the "Partnership") by Jones Intercable, Inc., the general partner of the Partnership (the "General Partner"), on behalf of the Partnership, for the purpose of obtaining limited partner approval of the sale of the Palmdale, California cable television system (the "Palmdale System") owned by the Cable TV Fund 12-BCD Venture (the "Venture"), a joint venture in which the Partnership has a 76 percent ownership interest, for $138,205,200 in cash, subject to customary working capital closing adjustments that may have the effect of increasing or decreasing the sales price by a non-material amount. The Palmdale System is proposed to be sold to Jones Communications of California, Inc., an indirect wholly owned subsidiary of the General Partner.

  Proxies in the form enclosed, properly executed and duly returned, will be voted in accordance with the instructions thereon. Limited partners are urged to sign and return the enclosed proxy as promptly as possible. Proxies cannot be revoked except by delivery of a proxy dated as of a later date. Officers and other employees of the General Partner may solicit proxies by mail, by fax, by telephone or by personal interview. The deadline for the receipt of proxy votes is November 15, 1998, unless extended, but the vote of the Partnership's limited partners will be deemed to be concluded on the date, at least 20 business days from the date the proxy materials are sent to limited partners, that the General Partner, on behalf of the Partnership, is in receipt of proxies executed by the holders of a majority of the limited partnership interests either consenting to or disapproving of the proposed transaction. The General Partner may extend the deadline for receipt of proxy votes if a majority of the limited partners fail to express an opinion on the transaction by November 15, 1998. If the General Partner extends the deadline for receipt of proxy votes, the limited partners will be informed by mail of the reason for the extension and the new deadline. The cost of the proxy solicitation will be paid by the General Partner.

  The Partnership has only one class of limited partners and no limited partner has a right of priority over any other limited partner. The participation of the limited partners is divided into limited partnership interests and each limited partner owns one limited partnership interest for each $500 of capital contributed to the Partnership.

  THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

  As of September 15, 1998, the Partnership had 237,339 limited partnership interests outstanding held by 16,194 persons. There is no established trading market for such interests. To the best of the General Partner's knowledge, no person or group of persons beneficially own more than five percent of the limited partnership interests. During the past several years, Smithtown Bay, LLC and Madison Partnership Liquidity Investors XIII, LLC, two firms unaffiliated with the Partnership, the General Partner and each other, have conducted tender offers for interests in the Partnership. As of September 15, 1998, Smithtown Bay, LLC and its affiliates owned 11,454 limited partnership interests, or 4.8 percent of the limited partnership interests. As of such date, Madison Partnership Liquidity Investors XIII, LLC and its affiliates owned 10,521 limited partnership interests, or 4.4 percent of the limited partnership interests. Pursuant to the terms of agreements between the Partnership and the General Partner and such firms, all of the limited partnership interests held by these firms will be voted in the same manner as the majority of all other limited partners who vote on the sale of the Palmdale System. Thus, for example, if the limited partnership interests voted in favor of the transaction constitute a majority of all limited partnership interests voted but not a majority of all limited partnership interests, these firms will be required to vote their limited partnership interests in favor of the transaction, and in such event the votes of these firms could be sufficient to cause the transaction to be approved by a majority of all limited partnership interests, which is the vote necessary to cause the transaction to be approved. The General Partner owns 200 limited partnership interests. Officers and directors of the General Partner own no limited partnership interests. The 200 limited partnership interests owned by the General Partner will be voted in favor of the proposed transaction. Only limited partners of record at the close of business on September 15, 1998 will be entitled to notice of, and to participate in, the vote.

  As of the date of this Proxy Statement, the Partnership's only asset is its 76 percent ownership interest in the Venture. Cable TV Fund 12-B, Ltd. ("Fund 12-B") has a 9 percent ownership interest in the Venture and Cable TV Fund 12-C, Ltd. ("Fund 12-C") has a 15 percent ownership interest in the Venture. As of the date of this Proxy Statement, the Venture owns only the Palmdale System. The Venture sold its cable television system serving Houghton and Hancock, Michigan (the "Houghton/Hancock System") in 1987, the Venture sold its cable television system serving California City, California (the "California City System") in 1992, the Venture sold its cable television system serving Tampa, Florida (the "Tampa System") in 1996 and the Venture sold its cable television system serving Albuquerque, New Mexico (the "Albuquerque System") in June 1998.

  Upon the consummation of the proposed sale of the Palmdale System, the Venture will repay all of its remaining indebtedness, which, with accrued interest, is estimated to total approximately $51,922,252, and then the Venture will distribute approximately $87,581,654 to the Partnership, Fund 12-B and Fund 12-C in proportion to their ownership interests in the Venture. The Partnership will receive 76 percent of the net sale proceeds, estimated to total approximately $66,161,502, and the Partnership will distribute this portion of the net sale proceeds to its partners of record as of the closing date of the sale of the Palmdale System. Because limited partners have already received distributions in an amount in excess of the capital initially contributed to the Partnership by the limited partners, the Partnership's portion of the net proceeds from the Palmdale System's sale will be distributed 75 percent to the limited partners and 25 percent to the General Partner. Based upon the Venture's financial information as of June 30, 1998, as a result of the Palmdale System's sale, the limited partners of the Partnership, as a group, will receive approximately $49,621,127 and the General Partner will receive approximately $16,540,375. Limited partners will receive $209 for each $500 limited partnership interest, or $418 for each $1,000 invested in the Partnership, from the Partnership's portion of the net proceeds of the Palmdale System's sale. Distributions will be net of California non-resident withholding, if applicable, and distribution checks will be issued to the limited partners' account registration or pursuant to any special payment instruction of record. Once the Partnership has completed the distribution of its portion of the net proceeds from the sale of the Palmdale System, limited partners of the Partnership will have received a total of $764 for each $500 limited partnership interest, or $1,528 for each $1,000 invested in the Partnership, taking into account the prior distributions to limited partners made in 1996 and July 1998 from the net proceeds of the sales of the Tampa System and the Albuquerque System.

  After the sale of the Palmdale System by the Venture, the Partnership will cease to be a public entity subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See "Certain Information About the Partnership and the General Partner."

  Limited partners should note that there are certain income tax consequences of the proposed sale of the Palmdale System, which are outlined herein under the caption "Federal and State Income Tax Consequences."

  The Board of Directors of the General Partner has approved the proposed sale of the Palmdale System and the General Partner recommends approval of the transaction by the holders of the Partnership's limited partnership interests. In determining the fairness of the proposed transaction, the General Partner followed the procedures outlined in Section 2.3(b)(iv)(b) of the Partnership's limited partnership agreement (the "Partnership Agreement"), which provides that the Partnership's cable television systems may be sold to the General Partner or to one of its affiliates if the price paid by the General Partner or such affiliate is determined by the average of three separate, independent appraisals of the fair market value of the system to be sold. Because the purchase price to be paid to the Venture is equal to the average of three separate, independent appraisals of the fair market value of the Palmdale System, the Board of Directors of the General Partner has concluded that the consideration to be paid to the Venture for the Palmdale System is fair to all unaffiliated limited partners of the Partnership.

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership Agreement requires that the proposal to sell the Palmdale System be approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed consent returned to the General Partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the Palmdale System. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Palmdale System, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the Partnership's portion of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  The General Partner has also prepared proxy statements that are being delivered to the limited partners of Fund 12-B and Fund 12-C in connection with their votes to approve the sale of the Palmdale System by the Venture. The closing of the sale of the Palmdale System will occur only if the transaction is approved by the holders of a majority of the limited partnership interests of each of the three constituent partnerships of the Venture. Copies of the proxy statements being delivered to the limited partners of the Venture's two other constituent partnerships have been filed with the Securities and Exchange Commission (the "Commission") and can be obtained either from the Commission or from the General Partner upon written request to Elizabeth M. Steele, Secretary, Jones Intercable, Inc., 9697 East Mineral Avenue, Englewood, Colorado 80112, (303) 792-3111. See also "Certain Information About the Partnership and the General Partner."

  The approximate date on which this Proxy Statement and Form of Proxy are being sent to limited partners is October 1, 1998.

                                SPECIAL FACTORS

THE PARTNERSHIP'S INVESTMENT OBJECTIVES

  The Partnership was formed to acquire, develop, operate and, ultimately, sell cable television systems. The primary objectives of the Partnership have been to obtain capital appreciation in the value of the Partnership's cable television properties; to generate tax losses that could be used to offset taxable income of limited partners from other sources; and to obtain equity build-up through debt reduction. It was contemplated from the outset of the Partnership's existence that capital appreciation in Partnership cable television properties would be converted to cash by a sale of such properties at such time as the General Partner determined that the Partnership's investment objectives had substantially been achieved and after a holding period of approximately five to seven years. It also was contemplated from the outset of the Partnership's existence that the General Partner or one of its affiliates could be the purchaser of the Partnership's cable television properties.

  The Venture was formed to pool the financial resources of three public partnerships sponsored by the General Partner with identical investment objectives and to enable them to acquire a greater number of and/or larger cable television systems than any one of the partnerships could acquire on their own. The Venture acquired the Palmdale System in April 1986. Based upon the track record of prior public partnerships sponsored by the General Partner that had liquidated or were in the process of liquidating their assets during the period that limited partnership interests in the Partnership were being sold and based upon disclosures made to prospective investors about the Partnership's investment objectives in the Cable TV Fund 12 prospectus and accompanying sales brochure, investors in the Partnership reasonably could have anticipated that the Partnership's investment objectives would be achieved and its assets liquidated after a holding period of approximately five to seven years. Due to the uncertain and then adverse regulatory environment that developed in the early 1990s for the cable television industry, the resultant decline in the prices for cable television systems and the subsequent inactivity in the cable television system marketplace, the General Partner determined that it would be prudent to delay the sale of the Palmdale System until market conditions improved, and as a result the Palmdale System has been held by the Venture for over 12 years.

  The purpose of the sale of the Palmdale System, from the Partnership's perspective, is to attain the Partnership's primary investment objective with respect to the Palmdale System, i.e., to convert the Partnership's capital appreciation in the Palmdale System to cash. The sale proceeds will be used to repay all of the Venture's debt, and the remaining sale proceeds will be distributed to the three constituent partnerships of the Venture. The Partnership in turn will distribute its portion of the net sale proceeds to the partners of the Partnership in accordance with the distribution procedures established by the Partnership Agreement. The sale of the Palmdale System is thus the necessary final step in the Partnership's accomplishment of its investment objectives with respect to the Palmdale System.

PRIOR ACQUISITIONS AND SALES

  The Partnership was formed in January 1986 as a Colorado limited partnership in connection with a public offering of its limited partnership interests. In March 1986, the Partnership invested all of its limited partner capital contributions in the Venture, through which it acquired a 76 percent ownership interest in the Venture. The Venture ultimately acquired five cable television systems: the Houghton/Hancock System was acquired in May 1986, the California City System was acquired in April 1986, the Albuquerque System was acquired in August 1986, the Palmdale System was acquired in April 1986 and the Tampa System was acquired in December 1986.

  The Houghton/Hancock System was sold in August 1987 to an unaffiliated cable television system operator for a sales price of $5,000,000 and the California City System was sold in April 1992 to an unaffiliated cable television system operator for a sales price of $2,608,000. The sale proceeds from the Venture's sales of the Houghton/Hancock System and the California City System were used to reduce the Venture's indebtedness. None of the sale proceeds were distributed to the Venture's three constituent partnerships and thus none of the sale proceeds were distributed to the Partnership or its partners. No vote of the limited partners of the Partnership was required in connection with the sale of either of these systems because neither of these systems constituted all or substantially all of the Partnership's assets.

  The Venture sold the Tampa System in February 1996 to a subsidiary of the General Partner for a sales price of $110,395,667, which price was determined by the average of three separate, independent appraisals of the fair market value of the Tampa System. Because the Venture's debt arrangements did not allow the Venture to make distributions on the sale of Venture assets, in February 1996 the Venture's debt arrangements were amended to permit a $55,000,000 distribution to the Venture's three constituent partnerships from the Tampa System's sale proceeds, and the balance of the Tampa System's sale proceeds was used to reduce Venture indebtedness. The Partnership's portion of this distribution was $41,547,000, all of which was distributed to the limited partners. No vote of the limited partners of the Partnership was required in connection with the sale of the Tampa System because the assets of the Tampa System did not constitute all or substantially all of the Partnership's assets. Immediately following its acquisition of the Tampa System, the subsidiary of the General

Partner that had acquired the Tampa System conveyed the Tampa System, along with certain other cable television systems owned by the subsidiary of the General Partner, and cash in the amount of $3,500,000, to Time Warner Entertainment Advance/Newhouse Partnership ("Time Warner"), an unaffiliated cable television system operator, in exchange for cable television systems owned by Time Warner serving communities in Prince Georges County, Maryland and Reston, Virginia. The Venture's sale of the Tampa System and the subsequent exchange of the Tampa System for Time Warner systems are the subject of litigation filed by several limited partners of the Partnership. See "Special Factors, Legal Proceedings."

  The Venture sold the Albuquerque System in June 1998 to a subsidiary of the General Partner for a sales price of $222,963,267, which price was determined by the average of three separate, independent appraisals of the fair market value of the Albuquerque System. Upon the closing of the sale of the Albuquerque System, the Venture settled working capital adjustments that increased proceeds by $3,168,601, repaid its then outstanding Senior Notes balance of $41,544,890 plus $128,195 in accrued interest and a $1,342,455 make whole premium, paid $799,950 in capital lease obligations, and repaid $57,316,378 of the outstanding balance and accrued interest on its credit facility. The Venture then distributed $125,000,000 of the net sale proceeds to the three constituent partnerships of the Venture in proportion to their ownership interests in the Venture. The Partnership's portion of this distribution was $94,428,308, of which $90,101,856 was distributed to the limited partners and $4,326,452 was distributed to the General Partner. The transaction was approved by the holders of a majority of the Partnership's limited partnership interests in a vote of the limited partners conducted through the mails in May 1998.

  Limited partners of the Partnership have received distributions from the Tampa System sale and the Albuquerque System sale totaling $131,648,856. All distributions to date have given the Partnership's limited partners an approximate return of $555 for each $500 limited partnership interest, or $1,110 for each $1,000 invested in the Partnership. The Partnership intends to make a distribution of the Partnership's portion of the net proceeds of the sale of the Venture's Palmdale System to its partners. Following this distribution, the Partnership will be liquidated and dissolved.

THE GENERAL PARTNER'S OBJECTIVES

  The purpose of the Palmdale System's sale from the General Partner's perspective is to enable the Venture to sell the Palmdale System at a fair price and to enable the General Partner (through an indirect wholly owned subsidiary) to acquire a cable television system operating in a marketplace in which the General Partner itself desires to own and operate a cable television system. The General Partner currently is one of the ten largest cable television system operators in the United States, with owned and managed systems totaling in excess of one million basic subscribers. A key element of the General Partner's strategy is to increase the number of owned subscribers clustered in attractive demographic areas. The General Partner is making progress in clustering its owned subscribers in two primary groups of cable systems. The General Partner's Maryland/Virginia cluster is based primarily on geography. The General Partner's suburban cluster is based on similar market and operating characteristics, rather than geography. The General Partner believes that its clustering strategy may allow it to obtain both economies of scale and operating efficiencies, for example in areas such as marketing, administration and capital expenditures. The General Partner desires to add the Palmdale System to its suburban cluster, which currently includes the cable systems serving the communities of Savannah and Augusta, Georgia, Pima County, Arizona, Albuquerque, New Mexico and Independence, Missouri.

  In contrast to the Partnership, which is a limited partnership with a finite term and which sought cable television properties with high growth potential during a holding period of approximately five to seven years, the General Partner, a corporation with perpetual existence, is seeking to acquire cable television systems that can generate a steady stream of income and may appreciate in value over a longer holding period. The Palmdale System satisfies this objective of the General Partner. The General Partner also may be in a better position than the Partnership and the Venture to access both debt and equity to finance the long-term development of the Palmdale System. The General Partner may be able to leverage the Palmdale System at a higher level than the Venture has done and, accordingly, the General Partner may be able to generate a greater return on its investment in the Palmdale System than the Partnership and the Venture would be able to do within the same time. Because the General Partner's investment horizon is much longer term than the Partnership's investment horizon, and the General Partner will not need to sell the Palmdale System to achieve its investment objectives, it can better withstand the costs associated with meeting the competition and the regulatory risks inherent in long-term holding and development of the Palmdale System.

RELEVANT PROVISIONS OF THE PARTNERSHIP AGREEMENT

  Section 2.2(k) of the Partnership Agreement provides that the sale of all or substantially all of the Partnership's assets is subject to the approval of the holders of a majority of the Partnership's limited partnership interests. Because its investment in the Venture is the Partnership's sole remaining asset and because the Palmdale System represents 100 percent of the Venture's assets and 100 percent of the Venture's revenues, the sale of the Palmdale System is being submitted for limited partner approval to the limited partners of the Partnership, Fund 12-B and Fund 12-C.

  Section 2.3(b)(iv)(b) of the Partnership Agreement permits the Partnership to sell any or all of its cable television systems directly to the General Partner or one or more of its affiliates if the system to be sold has been held by the Partnership for at least three years, or if it is part of, or related to, another system that has been held for three years, and provided that the price paid to the Partnership by the General Partner or any such affiliate is determined by the average of three separate, independent appraisals of the particular cable television system or systems being sold, and that the cost of such appraisals is not borne by the Partnership. Because the Palmdale System has been held by the Venture for at least three years and the purchase price to be paid to the Venture is equal to the average of three separate, independent appraisals of the fair market value of the Palmdale System obtained at the General Partner's expense, these requirements of the Partnership Agreement have been satisfied.

LEGAL PROCEEDINGS

  The General Partner is a defendant in a now consolidated civil action filed by limited partners of the Partnership derivatively on behalf of the Partnership, Fund 12-B and Fund 12-C in the Arapahoe County District Court in the State of Colorado. The consolidated complaint generally alleges that the General Partner breached its fiduciary duty to the plaintiffs and to the other limited partners of the Partnership, Fund 12-B and Fund 12-C and the Venture in connection with the Venture's sale of the Tampa System to a subsidiary of the General Partner and the subsequent trade of the Tampa System to Time Warner. The consolidated complaint also sets forth a claim for breach of contract and a claim for breach of the implied covenant of good faith and fair dealing. Among other things, the plaintiffs assert that the subsidiary of the General Partner that acquired the Tampa System paid an inadequate price for the Tampa System. The price paid for the Tampa System was determined by the average of three separate, independent appraisals of the Tampa System's fair market value as required by the limited partnership agreements of the Partnership, Fund 12-B and Fund 12-C. The plaintiffs have challenged the adequacy and independence of the appraisals. The consolidated complaint seeks damages in an unspecified amount and an award of attorneys' fees, and the complaint also seeks punitive damages and certain equitable relief.

  The General Partner has filed its answer to the consolidated complaint and has generally denied the substantive allegations in the complaint and has asserted a number of affirmative defenses. The General Partner has defended and will continue to defend this lawsuit vigorously.

  On August 29, 1997, the General Partner moved for summary judgment in its favor on the ground that plaintiffs did not make demand on the General Partner for the relief they seek before commencing their lawsuits or show that such a demand would have been futile. On January 8, 1998, the Court (1) held that plaintiffs did not make demand before commencing their lawsuits or show that such demand would have been futile, (2) stayed the consolidated case and vacated the February 17, 1998 trial date, (3) ordered that plaintiffs make a demand on the General Partner and that the General Partner appoint an independent counsel to review, consider and report on that demand, (4) ordered that the independent counsel be appointed at the March 1998 meeting of the General Partner's Board of Directors, and (5) ordered that the independent counsel will be subject to the approval of the

Court. The Court set a new trial date for October 26, 1998 in the event that the case is not resolved through the independent counsel process or otherwise. On March 10, 1998, the General Partner's Board of Directors appointed an independent counsel. The plaintiffs did not object to the General Partner's choice, and the Court approved the General Partner's choice of independent counsel. During the period March through May 1998, the independent counsel met several times with the attorneys representing the plaintiffs and the General Partner, and he also reviewed a great quantity of written materials. The independent counsel issued his report on August 3, 1998, which concluded that the plaintiffs' claims are not meritorious and are not supported by a preponderance of the evidence. The independent counsel further determined that the General Partner "did not breach a fiduciary duty" owed to the plaintiffs or to the Partnership and the Venture and that the General Partner "did not commit any impropriety in connection with" the Venture's sale of the Tampa System. The independent counsel specifically found that the three appraisals of the Tampa System were independent and objective and met the requirements of the Partnership Agreement. He further noted that the General Partner had met its fiduciary duties of fairness and full disclosure to the Partnership and the Venture. On August 5, 1998, the General Partner moved for summary judgment in its favor based on the report of independent counsel, a motion the plaintiffs have opposed. A ruling by the Court on the General Partner's summary judgment motion is anticipated before year end.

  Section 2.2 of the Partnership Agreement provides that the General Partner will not be liable to the Partnership or to the limited partners for any act or omission performed or omitted by it in good faith pursuant to the authority granted to the General Partner by the Partnership Agreement. This provision further provides that the General Partner will be liable to the Partnership and to the limited partners only for fraud, bad faith or gross negligence in the performance of the cable television activities of the Partnership or negligence in the management of the internal affairs of the Partnership.
Section 9.6 of the Partnership Agreement provides that the Partnership "shall indemnify and save harmless the General Partner and its affiliates and any agent or officer or director thereof, from any loss or damage incurred by them, including legal fees and expenses and amounts paid in settlement by reason of any action performed by the General Partner or any agent, officer or director thereof on behalf of the Partnership or in furtherance of its interest; provided, however, that the foregoing shall not relieve the General Partner of its fiduciary duty to the limited partners or liability for (nor shall the General Partner be indemnified for) its fraud, bad faith or gross negligence in the performance of the cable television activities of the Partnership or negligence in the management of the internal affairs of the Partnership." In accordance with the foregoing provisions of the Partnership Agreement, the Partnership, together with Fund 12-B and Fund 12-C, which have identical partnership agreement provisions with respect to general partner liability and indemnification, will be obligated to indemnify and save harmless the General Partner from any loss incurred by it, including its legal fees and expenses and amounts paid in settlement, in connection with the litigation concerning the Tampa System sale unless the General Partner is found to have breached its fiduciary duty to the limited partners in connection with the Tampa System sale or is found to have committed fraud or to have acted in bad faith or with gross negligence in connection with the Tampa System sale. Amounts reimbursed to the General Partner by the three constituent partnerships of the Venture would be in proportion to their ownership interests in the Venture and such amounts may be significant, but the General Partner expects that any such reimbursement will not have a material adverse effect on the Partnership or the Venture. Limited partners are advised that the above-described indemnification provisions of the Partnership Agreement do not limit the rights of limited partners to pursue any federal securities law claims that they may have against the General Partner.

  In voting on the proposed sale of the Palmdale System, limited partners should consider that the General Partner determined both the sales price of the Tampa System and the sales price of the Palmdale System in a substantially similar way, i.e., both prices were determined by averaging three separate, independent appraisals of the fair market value of the respective systems obtained in accordance with the provisions of Section 2.3(b)(iv)(b) of the three partnerships' limited partnership agreements. Limited partners should be aware that The Strategis Group, Inc., one of the firms that rendered appraisals of the Tampa System for purposes of determining the Tampa System's sale price, is the parent company of Strategis Financial Consulting, Inc., which rendered one of the three appraisals of the Palmdale System for purposes of determining the Palmdale System's sale price. Limited partners should also consider that Bond & Pecaro, Inc., another firm that rendered an appraisal of the Palmdale System for purposes of determining the Palmdale System's sale price, also serves as the General Partner's expert witness in the Tampa litigation, aiding the General Partner in the defense of this litigation.

REASONS FOR THE TIMING OF THE SALE

  The Partnership has a finite legal existence of 17 years, over 12 of which have passed. It was not intended or expected, however, that the Partnership would hold its cable systems for 17 years. Although it was not possible at the outset of the Partnership to determine precisely how quickly the investment objectives with respect to any particular system would be achieved, investors were informed that the General Partner's past experience with prior partnerships had shown that five to seven years was the average length of time from the acquisition of a cable system to its sale. Investors in the Partnership also were able to examine the track record of the General Partner's prior partnerships because such track record was set forth in the prospectus delivered in connection with the Partnership's initial public offering. At the time of the formation of the Partnership, the track record showed that prior partnerships had rarely held their cable systems for any longer than six years.

  It is the General Partner's publicly announced policy that it intends to liquidate all of its managed partnerships, including the Partnership, as opportunities for sales of partnership cable television systems arise in the marketplace. The General Partner has determined that, as part of this general liquidation plan, it is in the best interests of the Venture and the three constituent partnerships of the Venture to sell the Palmdale System. The General Partner's determination that the Palmdale System should be sold in 1998 should not be deemed to be free of potential conflicts of interest, however, in light of the fact that the General Partner was a potential purchaser of the Palmdale System. During the years that the Venture has owned and operated the Palmdale System, senior management of the General Partner, including Glenn R. Jones, the General Partner's Chief Executive Officer, James
B. O'Brien, the General Partner's President and Chief Operating Officer, and Kevin P. Coyle, the General Partner's Vice President/Finance and Chief Financial Officer, has monitored the performance of the Palmdale System. The General Partner has overseen the Palmdale System's growth in the number of homes passed, the miles of cable plant and the number of basic and premium subscribers. The General Partner's management has regularly reviewed the Palmdale System's budgets, it has examined the Palmdale System's liquidity and capital needs and it has carefully monitored the Palmdale System's revenue and cash flow growth to confirm that the Partnership's primary investment objective, i.e., capital appreciation in the Palmdale System, was being achieved.

  The General Partner concluded in January 1998 that, because the Palmdale System met the General Partner's objective of acquiring cable systems with operating characteristics like those of the Palmdale System, the General Partner would proceed to acquire the Palmdale System pursuant to the conditions of Section 2.3(b)(iv)(b) of the Partnership Agreement. The General Partner accordingly did not market the system for sale and did not solicit third party buyers for the Palmdale System but instead contracted with independent appraisal firms to prepare appraisals of the fair market value of the Palmdale System so that the General Partner could determine the price it would offer to pay for the Palmdale System. The three appraisals obtained by the General Partner valued the Palmdale System at $140,059,000, $131,952,600 and $142,604,000, respectively. The General Partner's Chief Financial Officer then took the three appraised values and averaged them pursuant to the requirements of Section 2.3(b)(iv)(b) of the Partnership Agreement, and thereby determined that the price the General Partner would offer for the Palmdale System would be $138,205,200. The General Partner's senior management also agreed that this was a fair price and accepted it on behalf of the Venture. See "Special Factors, The Appraisals." The General Partner's decision to acquire the Palmdale System for its own account, its determination that the Venture would not market the system for sale and not solicit third party buyers for the system, its contracting with independent appraisal firms to prepare appraisals of the fair market value of the Palmdale System and its review and acceptance of the appraisals should not be deemed to be free of potential conflicts of interest in light of the fact that the General Partner has determined that it would be in the best interests of the General Partner and its shareholders for the General Partner to acquire the Palmdale System.

  No arm's-length negotiations of the terms of the purchase and sale agreement were conducted because neither the Partnership nor the Venture have any employees or management other than the employees and management of the General Partner. When the appraisal process was completed in March 1998, the General Partner prepared the standard purchase and sale agreement that it uses for the acquisition of cable television systems from its managed partnerships. This agreement was executed by officers of the General Partner both on behalf of the General Partner as buyer and on behalf of the Venture as seller. The terms of the purchase and sale agreement and the process by which such terms were negotiated should not be deemed to be free of potential conflicts of interest in light of the fact that management of the General Partner, which owes a fiduciary duty to both the Partnership and its limited partners and to the shareholders of the General Partner, represented all of the parties in the negotiation of the purchase and sale agreement. A written memorandum to the General Partner's Board of Directors from the General Partner's management outlining the terms of the transaction, including the means by which management had determined the sales price for the Palmdale System, the results of the three appraisals, the operating and financial statistics of the Palmdale System and the reasons why the General Partner should purchase the Palmdale System, was submitted to the Board of Directors with a recommendation from management that the Board of Directors approve the transaction, which the Board of Directors did on March 10, 1998. The directors also were provided with copies of the three appraisal reports that management had used in determining the sales price and a copy of the draft purchase and sale agreement. As discussed below, the Board of Directors unanimously concluded that the transaction was fair to the unaffiliated limited partners of the Partnership. See "Special Factors, Recommendation of the General Partner and Fairness of the Proposed Sale of Assets."

  When investing in the Partnership, by virtue of the provisions of Section 2.2(k) of the Partnership Agreement, the limited partners vested in the General Partner the right and responsibility to determine when the Partnership's investment objectives had been substantially achieved. The Palmdale System was acquired by the Venture because, in the opinion of the General Partner at the time of the Palmdale System's acquisition, it had the potential for capital appreciation within a reasonable period of time. It is the General Partner's opinion that during the over 12 years that the Palmdale System has been held by the Venture, the Partnership's investment objectives with respect to the Palmdale System have been achieved. The General Partner used no specific benchmarks or measurement tools in determining that the Partnership's investment objectives have been achieved. The General Partner conducted a subjective evaluation of a variety of factors including the length of the holding period, the prospect for future growth as compared to the potential risks, the cash on cash return to investors, the after-tax internal rate of return to limited partners and the amount of gain to be recognized on the sale of assets. The General Partner's conclusion that the Partnership's investment objectives with respect to the Palmdale System have been achieved should not be deemed to be free of potential conflicts of interest in light of the fact that the General Partner could not purchase the Palmdale System unless it also determined that now was the time for the Venture to sell the Palmdale System.

  The Palmdale System together with the neighboring California City System was acquired by the Venture in April 1986 for an aggregate purchase price of approximately $55,000,000. In addition, an affiliate of the General Partner received a brokerage fee of approximately $2,100,000 from the Venture in connection with the Palmdale System's acquisition. At acquisition, the Palmdale System together with the neighboring California City System consisted of approximately 470 miles of cable plant passing approximately 44,000 homes and serving approximately 28,000 basic subscribers. The California City System was sold in April 1992 for a sales price of $2,608,000. At the time of its sale, the California City System served approximately 1,645 basic subscribers and the Palmdale System served approximately 51,775 basic subscribers. As of December 31, 1997, the Palmdale System consisted of approximately 1,096 miles of cable plant passing approximately 88,000 homes and serving approximately 63,520 basic subscribers. During the holding period, the Venture used approximately $53,576,000 in capital expenditures to expand the cable plant of the Palmdale System. The increase in the value of the Palmdale System during the holding period is demonstrated by the fact that the Palmdale System together with the neighboring California City System was purchased for $55,000,000 and the Palmdale System alone is proposed to be sold for $138,205,200, a difference of $83,205,200.

  In evaluating whether now was the time for the Venture to sell the Palmdale System, the General Partner generally considered the benefits to the limited partners that might be derived by the Venture's holding the Palmdale System for an additional period of time. The General Partner assumed that the Palmdale System might continue to appreciate in value and, if so, the Palmdale System would be able to be sold for a greater sales price in the future. The General Partner weighed these assumptions about the Palmdale System's continuing growth against the risks to investors from a longer holding period, i.e., the risks that regulatory, technology and/or competitive developments could cause the Palmdale System to decline in value, which would result in a lesser sales price in the future. A longer holding period would expose investors to the risk that competition from direct broadcast satellite companies, telephone companies and/or neighboring cable companies could diminish the number of subscribers to the Palmdale System's basic and premium services, thereby decreasing the value of the Palmdale System. A longer holding period also would expose investors to the risk that changes in the regulations promulgated by the governmental agencies that oversee cable operations could make cable systems a less desirable investment, thereby decreasing the value of the Palmdale System. The General Partner's decision to sell the Palmdale System was greatly influenced by the fact that the originally contemplated holding period had been exceeded. The General Partner's consideration of the benefits and risks to the limited partners from a longer holding period should not be deemed to be free of potential conflicts of interest in light of the fact that the General Partner could not purchase the Palmdale System unless it also determined that now was the time for the Venture to sell the Palmdale System.

  The General Partner determined that it is in a better position than the Partnership to bear the risks of investment in the Palmdale System. The Partnership is limited in its ability to obtain additional equity financing, in part because the limited partnership interests are non-assessable. The Partnership Agreement also contains limits on the amounts that the Partnership can borrow. And the Partnership has only one asset, its interest in the Venture, and the Venture's only asset is the Palmdale System, all of which gives the Partnership limited collateral for borrowings. The General Partner, on the other hand, is one of the nation's largest cable television companies with longer term investment objectives. For example, if significant competition to the Palmdale System were to develop, the General Partner would be in a better position than the Partnership and the Venture to finance the marketing campaigns or technological improvements necessary to meet such competition. This analysis too should not be deemed to be free of the potential conflicts of interest of the General Partner.

  Therefore, in light of all of the above factors, the General Partner has determined that now is the appropriate time for the Partnership to convert its capital appreciation in the Palmdale System to cash through the sale of the Venture's Palmdale System.

CERTAIN EFFECTS OF THE SALE

  Upon consummation of the sale of the Palmdale System, the proceeds of the sale will be used to repay all of the Venture's debts and then the Venture will distribute the remaining sale proceeds to the three constituent partnerships of the Venture in proportion to their ownership interests in the Venture, and then the Partnership will distribute its portion of the net sale proceeds (approximately $66,161,502) to its partners of record as of the closing date pursuant to the terms of the Partnership Agreement. Because the limited partners have already received distributions in an amount in excess of the capital initially contributed to the Partnership by the limited partners, the net proceeds from the Palmdale System's sale will be distributed 75 percent to the limited partners and 25 percent to the General Partner. Based upon the Venture's financial information as of June 30, 1998, as a result of the Palmdale System's sale, the limited partners of the Partnership, as a group, will receive approximately $49,621,127 and the General Partner will receive approximately $16,540,375. Limited partners will receive $209 for each $500 limited partnership interest, or $418 for each $1,000 invested in the Partnership, from the Partnership's portion of the net proceeds of the Palmdale System's sale. Once the distributions of the net proceeds from the sale of the Palmdale System have been made, limited partners will have received a total of $764 for each $500 limited partnership interest, or $1,528 for each $1,000 invested in the Partnership, taking into account the prior distributions to limited partners made from the net proceeds of the sales of the Tampa System and the Albuquerque System. Both the limited partners and the General Partner will be subject to federal and state income tax on the income resulting from the sale of the Palmdale System. See the detailed information below under the caption "Federal and State Income Tax Consequences."

  Another effect of the sale is that it will result in an indirect wholly owned subsidiary of the General Partner acquiring the Palmdale System. Thus, as a result of this transaction, the General Partner will make a substantial equity investment in the Palmdale System and it will have a greater equity ownership interest in the Palmdale

System than it does now as the general partner of the three partnerships that comprise the Venture. Instead of the residual 25 percent interest in the net proceeds from the sale of the Palmdale System that the General Partner will receive as the general partner of the three partnerships that comprise the Venture, the General Partner will have a 100 percent interest in any future capital appreciation of the Palmdale System. The General Partner's acquisition of the Palmdale System will advance its goal of increasing the number of owned subscribers in attractive demographic areas and may allow the General Partner to obtain economies of scale and operating efficiencies by adding the Palmdale System to its suburban cluster of systems with similar market and operating characteristics. The General Partner also will bear 100 percent of the risk of system losses and any diminution in system value. As the general partner of the three partnerships that comprise the Venture, the General Partner earns management fees and receives reimbursement of its direct and indirect expenses allocable to the operation of the Palmdale System. The General Partner's right to receive such fees and reimbursements related to the Palmdale System will terminate on the Venture's sale of the Palmdale System.

  Neither Colorado law nor the Partnership Agreement afford dissenters' or appraisal rights to limited partners in connection with the proposed sale of the Palmdale System. If the proposed transaction is approved by the holders of a majority of limited partnership interests, all limited partners will receive a distribution in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  All distributions of the Partnership from the proceeds of the sale of the Palmdale System will be made to the Partnership's limited partners of record as of the closing date of the sale of the Palmdale System. Because transferees of limited partnership interests following the closing date of the sale of the Palmdale System would not be entitled to any distributions from the Partnership, a transfer of limited partnership interests following the closing date of the sale of the Palmdale System would have no economic value. The General Partner therefore has determined that, pursuant to the authority granted to it by Section 3.5 of the Partnership Agreement, it will approve no transfers of limited partnership interests following the closing of the sale of the Palmdale System. Sales of limited partnership interests pursuant to limited tender offers, in the secondary market or otherwise will not be possible following the closing of the sale of the Palmdale System.

RECOMMENDATION OF THE GENERAL PARTNER AND FAIRNESS OF THE PROPOSED SALE OF
ASSETS

  The General Partner believes that the proposed sale of the Palmdale System and the distribution of the net proceeds therefrom are both procedurally and substantively fair to all unaffiliated limited partners of the Partnership, and it recommends that the limited partners approve the transaction. The General Partner's recommendation that the limited partners approve the sale of the Palmdale System and its fairness determination should not be deemed to be free of potential conflicts of interest, however, in light of the fact that one of its subsidiaries is the proposed purchaser of the Palmdale System. Because the purchaser of the Palmdale System would benefit from a lower sales price, the General Partner has an economic interest in conflict with the economic interest of the limited partners.

  In determining the substantive and procedural fairness of the proposed transaction, the General Partner's Board of Directors on March 10, 1998 considered each of the following factors, all of which had a positive effect on its fairness determination. The factors are listed in descending order of importance, i.e., the first factor listed was given the most weight in the determination that the proposed transaction is fair, although, as a practical matter, this is an approximation of the weight given to each factor because each factor is relevant and the General Partner's Board of Directors was not able to weigh the relative importance of each factor precisely:

    (i) the limited partnership interests are at present illiquid and the cash to be distributed to limited partners as a result of the proposed sale of the Palmdale System will provide limited partners with liquidity and with the means to realize the appreciation in the value of the Palmdale System;

    (ii) the sales price represents a fair market valuation of the Palmdale System as determined by the average of three separate appraisals of the Palmdale System by qualified independent appraisers;

    (iii) the Venture has held the Palmdale System for over 12 years, a holding period beyond that originally anticipated;

    (iv) the conditions and prospects of the cable television industry in which the Venture is engaged, including the developing threat of competition from DBS services and telephone companies, and the working capital and other financial needs of the Venture if it were to continue to own the Palmdale System;

    (v) the terms and conditions of the purchase and sale agreement, including the fact that the sales price will be paid in cash, the fact that the Venture was not required to make many of the representations and warranties about the Palmdale System or give indemnities that are customarily given in transactions of this nature, the fact that the purchaser's obligation to close is not contingent upon its ability to obtain financing, and the fact that the Venture will pay no brokerage fees upon the sale of the Palmdale System, which it likely would have paid if the Palmdale System were being sold to an unaffiliated party; and

    (vi) the sale is being conducted in accordance with the terms of the Partnership Agreement, including the fact that the proposed transaction will not occur unless it is approved by the holders of at least a majority of the limited partnership interests.

  An officer of The Jones Group, Ltd., the cable brokerage subsidiary of the General Partner, worked with each of the independent appraisers hired to prepare fair market value appraisals of the Palmdale System, providing them with current and historical profit and loss statements for the Palmdale System and with current subscriber reports. Certain officers and all of the directors of the General Partner received the final appraisal reports. The members of the Board of Directors of the General Partner adopted the analyses and conclusions of Strategis Financial Consulting, Inc., which valued the Palmdale System at $140,059,000, because such firm's valuation procedures, assumptions and methodologies most closely approximate the valuation procedures, assumptions and methodologies used by the General Partner's management in evaluating cable television systems. The General Partner's Board of Directors did not specifically adopt the $140,059,000 value placed on the Palmdale System by Strategis Financial Consulting, Inc., but the Board did consider the fact that the value determined by this appraisal firm was the closest of the three appraisals to the average of the three appraisals and concluded that this fact supported its fairness determination.

  In making its fairness determination, the General Partner's Board of Directors did not consider that Strategis' overall fair market value of the Palmdale System exceeds the sales price by approximately $1,853,800 or that Strategis' "high" market value estimate exceeds the sales price by approximately $7,821,800. Because it was the methodology for determining the sales price mandated by the partnership agreements, the General Partner's Board of Directors considered the fact that the sales price to be paid to the Venture for the Palmdale System was determined by averaging three independent appraisals of the fair market value of the Palmdale System to be very persuasive evidence of the fairness of the proposed transaction. As provided in Section 2.3(b)(iv)(b) of the Partnerships' three partnership agreements, the General Partner may purchase a cable television system from the Partnerships if the price paid to the Partnerships by the General Partner is determined by the average of three separate, independent appraisals of the cable television system to be sold. It does not provide that the purchase price shall be determined by the highest of the three appraisals. In light of this governing partnership agreement provision, the General Partner's Board of Directors did not consider offering the Venture a sales price equal to Strategis' appraisal values. Whenever a sum is to be determined by the average of three values, there will be, by definition, values that are higher than and values that are lower than the average. This implies to the General Partner that such a process, agreed by all parties, is fair.

  The General Partner considered the fact that the $138,205,200 purchase price to be paid to the Venture for the Palmdale System was determined by the average of three independent appraisals of the fair market value of the Palmdale System to be very persuasive evidence of the fairness of the proposed transaction. The General Partner reviewed and considered the three appraisals but it did not consider specific comparable transactions in reaching its conclusions that the values for the Palmdale System determined by the three appraisals are within the range of values seen in the marketplace for comparable cable television systems in similar condition. The General Partner is regularly engaged in the sale and/or purchase of cable television systems in the marketplace both for its own account and for the account of its various managed partnerships. It is the cumulative experience of the General Partner's management and Board of Directors in such transactions on which the fairness conclusions were based. The General Partner considered that the fair market valuations of the Palmdale System were done by respected industry appraisers using customary measures of value. Based upon the General Partner's knowledge of and experience in the cable television industry, and its review and consideration of the appraisals, it has concluded that the values for the Palmdale System determined by the three appraisals are fair and within the range of values seen in the marketplace for comparable cable television systems in similar condition.

  The $138,205,200 purchase price represents the current fair market value of the Palmdale System on a going concern basis. The $138,205,200 purchase price for the Palmdale System also compares favorably to the $38,077,176 net book value of the Palmdale System at June 30, 1998. The liquidation value of a cable television system, i.e., the sale of the system on other than a going concern basis, is not usually considered to be an accurate indicator of the value of a cable television system, primarily because the assets of a cable television system typically are worth less when considered separately than when considered as a going concern. The assets of a cable television system consequently are not normally sold or purchased separately. A fair market valuation of a system should, in the General Partner's view, be a valuation of the system as a going concern. The liquidation value of the Palmdale System therefore was not considered by the General Partner in reaching its determination of fairness.

  Because there has never been an established trading market for the Partnership's limited partnership interests, the General Partner does not have access to any reliable, official information about the historical or current market prices for the Partnership's limited partnership interests in the very limited secondary market where such interests from time to time have been sold. The General Partner believes that such secondary market deeply discounts the underlying value of the limited partnership interests due to their highly illiquid nature. Therefore, even if trading information were available, the historical or current market prices for the Partnership's limited partnership interests would not necessarily be indicative of the value of the Partnership's 76 percent ownership of the Venture's cable television system assets. For these reasons, the General Partner did not consider the historical or current market prices for the limited partnership interests when reaching its fairness determination.

  During the past several years, however, several limited partners of the Partnership who are not in any other way affiliated with the Partnership or with the General Partner conducted tender offers for interests in the Partnership at prices ranging from $316 to $410 per $500 limited partnership interest. The $209 per $500 limited partnership interest to be distributed to limited partners from the Partnership's portion of the net proceeds of the Palmdale System's sale compares favorably to these tender offer prices, especially in light of the fact that the tender offer prices theoretically reflected both the distributions made to limited partners from the Partnership's portion of the net proceeds from the Albuquerque System sale ($380 per $500 limited partnership interest) and the distributions to be made to limited partners from the sale of the Palmdale System.

  The fact that the Venture has held the Palmdale System for a period beyond that originally anticipated was another important factor in the General Partner's fairness determination--the General Partner believes that the transaction is fair because a sale at this time will convert an illiquid investment into a liquid one for all partners. And the current state of the cable television industry also was considered by the General Partner in making its fairness determination because the General Partner believes that it is fair to investors that someone other than the Partnership and the Venture take on the uncertainties and risks involved in continuing to own and operate the Palmdale System.

  The fairness of the transaction is also demonstrated in an analysis of certain of the terms and conditions of the purchase and sale agreement, which generally are more favorable to the Venture than reasonably could be expected if the purchaser were not an affiliated company. There is no financing contingency to closing. Because of the General Partner's existing extensive knowledge about the Palmdale System, the Venture has not been required to make many of the representations and warranties about the quality of the Palmdale System's tangible assets, the quantity of the Palmdale System's subscribers or the validity of the Palmdale System's intangible assets customarily found in cable television system transactions. The Venture likely would have been required to give such representations and warranties to an unaffiliated party if the Palmdale System were being sold to an unaffiliated party. In addition, the Venture is not required to indemnify the purchaser for defects discovered by the purchaser after the closing. This frees the Venture from having to reserve a portion of the sale proceeds to cover typical indemnification obligations. The Venture also will pay no brokerage fee in connection with the sale of the Palmdale System, which it likely would have paid if the Palmdale System were being sold to an unaffiliated party. This will result in more funds from the sale being available for distribution to the Venture's three constituent partnerships and thus to their partners.

  The General Partner is aware and considered that although consummation of this transaction will result in a distribution to the Partnership's limited partners of approximately $418 per $1,000 of limited partnership capital invested in the Partnership, there are several potential negative consequences of the transaction to limited partners. For example, the proposed sale will require the limited partners to recognize, for federal income tax purposes, a gain resulting from the sale. And although the three fair market valuations established by the independent appraisals took into account the present value of the projected future growth of the Palmdale System and the sales price (the average of the three appraisals) thus takes into account the present value of the projected future growth of the Palmdale System, the proposed sale will deprive the limited partners of an opportunity to participate in the actual future growth of the Palmdale System, if any. The General Partner nevertheless concluded that the cash distributions to the limited partners of the Partnership from the sale of the Palmdale System outweighed these consequences.

  As disclosed above, the proposed transaction is subject to various potential conflicts of interest arising out of the Partnership's relationships with the General Partner. Because the General Partner and its affiliates are engaged in the ownership and operation of cable television systems, they are generally in the market to purchase cable television systems for their own account. A potential conflict thus arises from the General Partner's fiduciary duty as general partner of the Partnership and its management's fiduciary duty to the General Partner's shareholders when it determines that Partnership cable television systems will be sold to the General Partner or one of its affiliates and not to an unaffiliated third party. This potential conflict of interest was disclosed to limited partners in the prospectus delivered to investors at the time of the public offering of interests in the Partnership. Prior to the Partnership's public offering, the General Partner entered into negotiations with certain state securities administrators as part of the process of clearing the offering in the "merit" states, i.e., those states that permit the sale of securities only if the state securities administrator deems the offering as a whole to be fair, just and equitable. Several of the merit state securities administrators focused on the potential conflicts of interest in the event that the Partnership were to sell one or more of its cable television systems to the General Partner or one of its affiliates. The General Partner agreed to include the provision in the Partnership Agreement that permits the Partnership to sell its cable television systems directly to the General Partner or one of its affiliates only after a three-year holding period and only if the General Partner or such affiliate pays a purchase price that is not less than the average of three separate independent appraisals of the particular cable television system being sold. The General Partner has concluded that the mechanisms for determining the purchase price to be paid to the Partnership provide sufficient procedural safeguards to minimize the effects of the potential conflicts of interest inherent in any such transaction. The fact that these procedures have been carried out in connection with the Venture's proposed sale of the Palmdale System, together with the fact that the transaction also is conditioned upon receipt of the approval of the holders of a majority of the limited partnership interests in the three partnerships that comprise the Venture, enable the General Partner to conclude that the proposed transaction is both procedurally and financially fair to all partners.

  The directors of the General Partner who are not employees of the General Partner did not vote separately to approve the transaction, nor did the outside directors retain an unaffiliated representative to act solely on behalf of the limited partners for the purposes of negotiating the terms of the proposed sale of the Palmdale System and/or preparing a report concerning the fairness of the proposed sale. While the directors of the General Partner recognized that the interests of the General Partner and the limited partners may not in all respects necessarily be the same, they recognized also that the purchase price was determined in accordance with the terms of the

Partnership Agreement, that is, by averaging three separate independent appraisals of the Palmdale System's fair market value. The members of the Board of Directors relied on Section 2.3(b)(iv)(b) of the Partnership Agreement, which permits the General Partner to purchase the Palmdale System. The members of the Board of Directors reviewed and considered the appraisals and, based upon their general knowledge of cable television system transactions undertaken by the General Partner and its affiliates and by unaffiliated cable television companies, concluded that the values for the Palmdale System determined by the appraisers were fair and were within the industry norms for comparable transactions. All 13 directors of the General Partner participated in the March 10, 1998 meeting to discuss and vote on the Partnership's sale of the Palmdale System to the General Partner. Each of Messrs. Glenn R. Jones, James B. O'Brien, Josef J. Fridman, Robert Kearney, Siim A. Vanaselja, James J. Krejci, William E. Frenzel, Donald L. Jacobs, Howard O. Thrall, Robert E. Cole, Raphael M. Solot, Sanford Zisman and Robert
B. Zoellick voted to approve the transaction. No director of the General Partner raised any questions or expressed any reservations about the fairness of the transaction to the Venture, to its three constituent partnerships or to the limited partners of the Partnership.

  The General Partner determined that the Palmdale System would not be marketed for sale to third party buyers and the General Partner did not consider having the Venture sell the Palmdale System to any cable system operator other than the General Partner (or one of its affiliates). It is anticipated that if the proposed transaction is not consummated, the General Partner's current management team will continue to manage the Palmdale System on behalf of the Venture until such time as the Palmdale System could be sold. No other alternatives have been or are being considered.

THE APPRAISALS

  At regular intervals during the holding period, the General Partner obtained appraisals of all of the Partnership's cable television systems so that the General Partner could fulfill its obligation of reporting the Partnership's asset values to trustees and custodians of qualified plans that own limited partner interests in the Partnership. These appraised values also have been reported to all investors in the quarterly and annual reports mailed to limited partners with copies of the Partnership's periodic reports on Forms 10-Q and 10-K. The most recent appraisal of the Palmdale System done prior to the General Partner's decision to buy the system from the Venture was done as of July 31, 1997 by Strategis Financial Consulting, Inc., which valued the Palmdale System as of such date at $136,518,000. This old appraisal was not used by the General Partner's management in determining the sales price that the General Partner would offer for the Palmdale System and it was not considered by the General Partner's Board of Directors in making its fairness determinations.

  In determining the price that the General Partner would offer for the Palmdale System, in January 1998 the General Partner retained Strategis Financial Consulting, Inc., Bond & Pecaro, Inc. and Waller Capital Corporation to prepare separate appraisals of the fair market value of the Palmdale System as of December 31, 1997. Each of the appraisers were asked to determine the cash price a willing buyer would give a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts, in an arm's-length transaction to acquire the Palmdale System. Upon receipt of the three appraisal reports, management of the General Partner examined each of them and discussed among themselves the merits of the appraisals' assumptions, methodologies and conclusions, and, based on their experience in and knowledge of the cable television industry, they found each of them to be fair and reasonable. The appraisal reports were then submitted to the Board of Directors of the General Partner for review. As disclosed above, the Board of Directors of the General Partner unanimously approved the transaction based upon a price determined by averaging these three appraisals.

  The written appraisal reports are available for inspection and copying at the offices of the General Partner during regular business hours by any interested limited partner of the Partnership or by his or her authorized representative. Copies of such appraisals will be mailed by the General Partner to any interested limited partner or to his or her authorized representative upon written request to the General Partner at the expense of the requesting limited partner. Copies of these three appraisals also have been publicly filed with the Securities and Exchange Commission and may be inspected at the Commission's public reference facilities and at its World Wide Web site.

  The General Partner provided each of the appraisers with the same current and historical profit and loss statements for the Palmdale System and with the same current subscriber reports. The appraisers also gathered information about the Palmdale System's subscribers, channel line-up, technology, cable plant, penetration rates and the local economy from questionnaires that each individual appraisal firm prepared and provided to the general manager of the Palmdale System and from conversations with the Palmdale System's management team. From this information, the appraisers used their independent analyses to project cash flow, determine growth of homes passed, the Palmdale System's future penetration and possible rate adjustments. The appraisals thus reflect the application of the appraisers' expertise to the data about the Palmdale System supplied by the General Partner.

  The General Partner's $138,205,200 offer for the Palmdale System was based on the three separate, independent appraisals of the Palmdale System prepared by Strategis Financial Consulting, Inc., Bond & Pecaro, Inc. and Waller Capital Corporation as of December 31, 1997. Strategis Financial Consulting, Inc. concluded that the Palmdale System's overall fair market value as of December 31, 1997 was $140,059,000. Bond & Pecaro, Inc. concluded that the Palmdale System's overall fair market value as of December 31, 1997 was $131,952,600. Waller Capital Corporation concluded that the Palmdale System's overall fair market value as of December 31, 1997 was $142,604,000.

  The General Partner believes that the three appraisals were current as of March 10, 1998, the date that the General Partner's Board of Directors made its fairness determination and the date on which the purchase and sale agreement was executed. In the General Partner's view, the assumptions regarding system operations and the cable television system marketplace underlying the three appraisals have generally remained unchanged since the date of the appraisals.

 The Strategis Appraisal

  Strategis Financial Consulting, Inc. ("Strategis") has served the communications industry for nearly 30 years. Its team of financial, engineering and managerial professionals devotes a substantial portion of its time to the appraisal of cable television systems, cellular telephone systems, paging systems, mobile radio and broadcast stations. Strategis was selected by the General Partner to render an opinion as to the fair market value of the Palmdale System in light of such overall qualifications. No limitations were imposed with respect to the appraisal to be rendered by Strategis. The firm was selected by the General Partner to prepare an independent appraisal of the Palmdale System because of the General Partner's familiarity with the firm and its good reputation in the cable television industry. Strategis has prepared independent appraisals of other cable television systems owned and/or managed by the General Partner. The principals of Strategis are not affiliated in any way with the General Partner.

  Strategis used five generally accepted cable television valuation methods using the income approach to valuation in establishing the range of fair market values of the Palmdale System as a going concern. The first method used a multiple of 1997's operating income derived from comparable asset values of privately held and publicly traded cable companies. The second method used a lower multiple of the Palmdale System's December 1997 operating income annualized. The third method applied a slightly lower multiple of 1998's projected operating income. The fourth method was a discounted net cash flow analysis in which a purchase price (estimated fair market value) was calculated to achieve a target after-tax return on equity, given particular operating and financing assumptions unique to the Palmdale System's assets. The fifth method was a discounted cash flow analysis that measured the net present value of the pre-tax operating cash flows (less capital expenditures, plus the residual value of the Palmdale System) that represent the return on total investment. For each valuation method, Strategis established a "high" and a "low" estimated fair market value.

  The first valuation method used a multiple of 1997's operating income of the Palmdale System derived from comparable asset values of certain cable companies. The cable companies used to generate baseline values for this methodology included Adelphia Communications Corporation, Cablevision Systems Corporation, Century Communications Corp., Comcast Corporation, Cox Communications, C-TEC, EW Scripps, Group Televisa,

Knight-Ridder, Media General, TCA Cable TV, Inc., Telecommunications, Inc., Time Warner, United International Holdings, US West MediaOne Group, the Washington Post and the General Partner. Strategis determined, based upon its expertise and knowledge of the cable television industry, a "low" multiple of 10 and a "high" multiple of 11, concluding that a system comparable to the Palmdale System would be unlikely to sell for less than 10 times its past year's operating income and would be unlikely to sell for more than 11 times its past year's operating income. These operating income multiples were determined based upon several factors. First, the "pre-determined target returns on equity" developed in connection with the fourth valuation method discussed below were examined for the implied capitalization rate. The capitalization rate is the inverse of the valuation multiple. The basic equation supporting a valuation multiple is a fraction, with one being the numerator and the rate of return minus the growth rate being the denominator. For the rates of return, Strategis refers to the "predetermined (pre-tax) target returns on equity" calculated as follows:

                              12%/(l-.34) = 18.2%

                              14%/(l-.34) = 21.2%

For the rate of growth estimate, Strategis examined projected growth in the Palmdale System's operating income over the projection term. The average annual growth rate in operating cash flow is approximately 8 percent on Strategis' model. The inverse of the capitalization rate implies multiples of:

                  1
             ------------
             (18.2%-8.0%)             =                   9.8 high

                  1
             ------------
             (21.2%-8.0%)             =                   7.6 low

These calculated multiples were then adjusted by Strategis based on its experience in the cable television industry. According to Strategis, in its judgment, the implied high and low multiples, if applied to trailing twelve months operating cash flow, would not provide an adequate estimate of value for a mature cable system such as the Palmdale System. The multiples ultimately used by Strategis in its first valuation method, 10 and 11, as adjusted from the capitalization rate approach, in Strategis' judgment appropriately reflect the value of the Palmdale System. This method resulted in an estimated fair market value ranging from a low of $135,746,480 to a high of $149,321,128 for the Palmdale System.

  The second valuation method used a lower multiple of the Palmdale System's December 1997 operating income annualized. Strategis determined, again based on its expertise and knowledge of the cable television industry, a "low" multiple of 9.5 and a "high" multiple of 10.5, concluding that a system comparable to the Palmdale System would be unlikely to sell for less than 9.5 times the dollar amount of its annualized current month's operating income and would be unlikely to sell for more than 10.5 times the dollar amount of its annualized current month's operating income. These multiples are slightly lower than those used in the previous methodology because of the increased risk and time factors involved in using current as compared to historical information. This method resulted in an estimated fair market value ranging from a low of $132,504,873 to a high of $146,452,754 for the Palmdale System.

  The third valuation method applied a slightly lower multiple of 1998's projected operating income of the Palmdale System. For this valuation, Strategis first estimated, through its own analyses of current financial and operating data provided by the General Partner, 1998's operating income for the Palmdale System. The projection of 1998's operating income for this third valuation method is the sum derived by subtracting projected operating expenses from projected revenues of the Palmdale System to be generated during the first twelve months following the valuation date. Strategis projected growth in residential service revenue based on previously established or reasonably foreseeable patterns of growth in the marketplace and plant facilities (homes passed); the subscriber base; the amount of programming to be sold to subscribers and the rates charged for programming, associated equipment rentals and service installations. Strategis projected revenue for commercial accounts to increase at a steady but lower rate than residential revenue, while advertising revenue was projected based on Strategis' estimates of the long term potential growth for local advertising in the Palmdale System's market. Operating expenses were projected by Strategis based on the Palmdale System's actual historical expenses and Strategis' familiarity with cable system operating expenses typical for a system of the Palmdale System's size. Line item expenses within the technical-operations, general and administrative, sales and marketing, and programming departments were examined and projected based on their relationship to the number of subscribers or plant miles, whichever was appropriate, and included a general inflation component. Based on its expertise and knowledge of the cable television industry, Strategis set a "low" multiple of 9 and a "high" multiple of 10 concluding that a system comparable to the Palmdale System would be unlikely to sell for less than 9 times the system's projected operating income for the following year and would be unlikely to sell for more than 10 times the system's projected operating income for the following year. These multiples are slightly lower than those used in the previous methodologies because of the increased risk and time factors involved in using projected as compared to historical and current information. This method resulted in an estimated fair market value ranging from a low of $136,015,500 to a high of $151,128,333 for the Palmdale System.

  The fourth valuation method was a discounted net cash flow analysis in which a purchase price (estimated fair market value) was calculated to achieve a target after-tax return on equity given particular operating and financing assumptions specific to the Palmdale System. This method involved the use of projected operations for the Palmdale System and a pre-determined target return on equity for a hypothetical buyer. Strategis used the Capital Asset Pricing Model ("CAPM") as a guide in developing discount rates used in the discounted cash flow model for the fourth valuation method. The CAPM was developed to estimate the rate of return on equity that would be required by investors to take on the risk of a given investment. Strategis used the CAPM in conjunction with observations of actual market transactions and its judgment. The following illustrates use of the CAPM and the support it provided for the "pre-determined target return on equity" used to value the Palmdale System.

  To estimate a "pre-determined target return on equity" for the CAPM, Strategis examined movements in stock prices over 1996 and 1997 of the same cable television multiple system operators that it examined in determining the multiples for the first valuation method discussed above. The movements in individual stock prices were compared to movements in the stock market as a whole, as indicated by the price of the Standard & Poor's 500 stock index. The extent to which movements in a particular stock are related to movements in the market overall is reflected in the stock's "beta." Strategis calculated individual betas for the above-listed cable television multiple system operators. Average and median betas for the entire group were then multiplied by the "equity risk premium," which measures the additional return to equity investors over and above the return to holders of non-equity investments. The risk-free rate of investment is then added to determine the required equity return of the investment. The equation is as follows:

   Beta* (Equity Risk Premium) + Risk-Free Rate = Required Return on Equity

  In doing this analysis, Strategis found that the average beta for the group of companies it examined was 1.06 and that the median beta for this same group of companies was 1.11. It determined that the equity risk premium was 12.7 percent based upon average annual premiums over 1988 to 1997 as calculated in Ibbotson Associates' Stocks, Bonds, Bills and Inflation (SBBI) Yearbook 1998. Strategis also found that the risk-free rate was 5.7 percent, which was the yield on intermediate term government bonds as of December 1997. This statistic was derived from the SBBI Yearbook 1998. The calculations are as follows:

            (1.06* 12.7%) + 5.7% = 19.2% Required Return on Equity

            (1.11* 12.7%) + 5.7% = 19.8% Required Return on Equity

  Strategis then multiplied these rates by 1 minus the tax rate to calculate the after-tax required return on equity rates as follows:

                            19.2%* (1-.34) = 12.7%

                            19.8%* (1-.34) = 13.1%

Based on Strategis' professional judgment, in Strategis' opinion these calculations provide reasonable support for the use of 12% as the high and 14% as the low after-tax "pre-determined target returns on equity."

  Based on system information made available to Strategis by the General Partner and on information generally available to Strategis about the cable television industry, the firm made assumptions and projections of a variety of factors that will affect future cash flow including housing growth, plant mileage, growth in the number of subscribers for basic and pay television, adjustments in subscriber rates, increases in operating expenses and capital expenditures. Strategis also made specific assumptions concerning the capital structure that a typical, prudent buyer might experience, as well as the probable interest rates that would be applicable in connection with any debt financing that might be incurred. Strategis did a "high" and a "low" analysis. In its "high" analysis, Strategis projected that the Palmdale System's revenues would grow from $31,973,938 in 1998 to $48,083,687 in 2004; that the Palmdale System's operating expenses would grow from $16,861,105 in 1998 to $24,309,734 in 2004; and that net loss of $5,124,946 in 1998 would decrease to become net income of $3,198,756 in 2004. In Strategis' "low" analysis, revenues and operating expenses are projected to increase to the same levels by 2004, but net loss of $4,761,004 in 1998 is projected to become net income of $3,456,717 in 2004. Strategis projected that the Palmdale System would add approximately 14 to 23 miles of cable plant per year between 1998 and 2004, resulting in growth of the Palmdale System's cable plant from 1,096 miles in 1997 to 1,237 miles in 2004. Strategis projected that the number of homes passed by the Palmdale System would grow from 88,035 in 1997 to 98,282 in 2004. Strategis projected that basic subscribers would grow from 63,527 in 1997 to 75,344 in 2004. Strategis projected basic penetration of the Palmdale System increasing from 73.2 percent in 1998 to 76.7 percent in 2004. Strategis projected that premium television subscriptions would grow from 42,733 in 1997 to 47,668 in 2004. Strategis estimated that the Palmdale System would take moderate rate increases between 1998 and 2004, with, for example, a 4 percent increase in basic rates in 1998 and 1999 and 3 percent increases in basic rates each year thereafter, and a 4 percent increase in expanded basic rates in 1998 and 1999, and a 3 percent increase in such rates each year thereafter. Strategis estimated that rate increases for pay television subscriptions would average 1 percent per year after a 5 percent increase in 1998. Strategis estimated that rate increases for pay-per-view showings, converter rentals and installations would average 3 percent per year. These projections, if true, would result in an increase in basic rates from $14.28 in 1998 to $17.14 in 2004, and an increase in the rates for the expanded basic tier from $12.80 in 1998 to $15.37 in 2004. As explained in the preceding paragraphs, the "low" value was determined using a 14 percent return on equity and the "high" value was determined using a 12 percent return on equity. This method resulted in an estimated fair market value ranging from a low of $134,773,634 to a high of $145,249,519 for the Palmdale System.

  The fifth valuation method was a discounted cash flow analysis that measured the net present value of the pre-tax operating cash flows (less capital expenditures, plus the residual value of the Palmdale System) that represent the return on the total investment rather than those that could result from an assumed "purchase" with a pre-determined debt to equity ratio. The same set of financial projections that the firm prepared and used in the fourth valuation methodology were used for growth in subscribers, revenues, operating expenses and capital expenditures. The projected pre-tax operating cash flows for the Palmdale System, plus the last-year residual value of the Palmdale System less capital expenditures, were discounted to the present time at an acceptable current cost of money. This method indicated the present value of the future pre-tax operating cash flows, using an acceptable discounted factor based on the weighted average cost of money. The "high" value was determined using a
15.1 percent target return on investment and the "low" value was determined using a 16.6 percent target return on investment. This method resulted in an estimated fair market value ranging from a low of $132,642,183 to a high of $142,642,182 for the Palmdale System.

  Strategis' valuation methodologies resulted in differing values for the Palmdale System. The reason for this is grounded in the basic approach that the firm takes. The five different methods allow five different views of a system's value. The first method looks at past performance, but allows nothing for future performance. The second method looks at the system as it is as of the date of the appraisal. The third method looks at the system's projected operating income in the first year following the date of the appraisal. Both discounted cash flow methods fully consider the future value of the system by recognizing projected operating income and expenses, including capital expenditures. Based upon all of the available information about a system being appraised, the appraiser decides how to weight each of the five methods. The final estimated fair market value is not a straight average of all of the methods. Although the weighting is not shown in the appraisal report, Strategis generally prefers the discounted cash flow methods since they consider a broader range of factors that represent all sources of value, present and future. Strategis accordingly generally gives greater consideration to the discounted cash flow methods in its final judgment concerning the fair market value of a cable television system. Strategis' conclusions as to the range of values were based upon information and data supplied by the General Partner, Strategis' onsite inspection of the Palmdale System in January 1998, interviews with the Palmdale System's onsite management team and general cable television industry information. The fair market value appraisal of $140,059,000 reached by Strategis was based on the various valuations generated by it, and Strategis' general knowledge and expertise in the cable television industry.

  As compensation for rendering an opinion as to the fair market value of the Palmdale System, the General Partner paid Strategis a fee of $7,885. Such fee was not contingent upon the conclusion reached by Strategis in its opinion. As compensation for rendering opinions as to the fair market value of other cable television systems owned and/or managed by the General Partner and its affiliates, and completing the analysis of the allocations of purchase prices between tangible and intangible assets for various cable television systems owned and/or managed by the General Partner and its affiliates, Strategis has received fees and expense reimbursements totaling $288,621 during the two years ended December 31, 1997.

 The Bond & Pecaro Appraisal

  Bond & Pecaro, Inc. ("Bond & Pecaro") is a consulting firm specializing in valuations, asset appraisals and related financial services for the communications industry. The firm has appraised assets of more than 1,500 media properties. Bond & Pecaro was selected by the General Partner to render an opinion as to the fair market value of the Palmdale System in light of such overall qualifications and because of the firm's good reputation in the industry. No limitations were imposed with respect to the appraisal to be rendered by Bond & Pecaro. Bond & Pecaro has prepared independent appraisals of other cable television systems owned and/or managed by the General Partner. Bond & Pecaro also is serving as the General Partner's expert witness aiding the General Partner in its defense of the litigation filed by limited partners of Fund 12-D challenging the terms of the Venture's sale of the Tampa System to a subsidiary of the General Partner. See "Special Factors, Legal Proceedings." The principals of Bond & Pecaro are not affiliated in any way with the General Partner.

  Bond & Pecaro used both the income and the market methodologies to determine the fair market value of the Palmdale System as of December 31, 1997. The firm developed a discounted cash flow analysis to determine the value of the Palmdale System based upon its economic potential. Bond & Pecaro noted that it is generally accepted that the value of a telecommunications business such as a cable television system lies in the fact that it is a "going concern." That is, a cable system's value reflects the revenues and, ultimately, the after-tax cash flow that the business may reasonably be expected to generate over a period of years. The potential resale value of the business at the end of that period is also an important factor in the valuation of such properties. Bond & Pecaro noted that a number of factors contributed to going concern value, including the formation of a business plan, the construction of the system headend facility, the development of a functional general, administrative and technical organization, the establishment of a sales and marketing organization and the coordination of all of these functions into a well-defined and efficient operating organization. As described below, Bond & Pecaro's discounted cash flow model incorporates variables such as capital expenditures, homes passed by the system, basic penetration, paid penetration, system revenue projections, anticipated system operating expenses and profits and various discount rates. The variables in the analysis reflect historical system and market growth trends as well as anticipated system performance and market conditions. The capital expenditures provision reflects the amount of investment that Bond & Pecaro projected will be required to expand and maintain a competitive cable television business in the Palmdale, California area. Bond & Pecaro's discounted cash flow projection period of ten years was deemed by the firm to be an appropriate time horizon for the firm's analysis because cable operators and investors typically expect to recover their investments within a ten-year period. Thus, it was over this period that projections regarding market demographics, system basic and pay penetration, and operating profit margins were made by Bond & Pecaro. Bond & Pecaro looked at the ten year period to project household growth in the Palmdale area, anticipated market penetration percentages and system operating performance expectations in order to project the Palmdale System's operating profits during the next ten years. The firm deducted income taxes from the projected operating profits to determine after-tax net income. Depreciation and amortization expenses were added back to the after-tax income stream and projected capital expenditures were subtracted to calculate the Palmdale System's net after-tax cash flow. Bond & Pecaro then adjusted the stream of annual cash flow to present value using a discount rate the firm deemed appropriate for the cable television industry. To determine the Palmdale System's residual value at the end of the ten-year projection period, Bond & Pecaro applied an operating cash flow multiple of 10 to the system's 2007 operating cash flow projection. In Bond & Pecaro's opinion the terminal value represents the hypothetical value of the system at the end of the projection period and the net terminal value was discounted to present value. The results of Bond & Pecaro's analysis indicated to the firm that the value of the Palmdale System as of December 31, 1997 was $131,952,600. In order to verify the results of the discounted cash flow analysis, as described below, Bond & Pecaro also utilized a comparable sales approach, relying upon an analysis of subscriber multiples. The results of this analysis supported the firm's conclusions about valuation resulting from application of the income approach.

  Bond & Pecaro reported that the initial parameter upon which its discounted cash flow projection was based was homes passed. Two factors affect the number of homes passed: new plant construction and household growth. In preparing its projection, Bond & Pecaro assumed that the number of households in the Palmdale System's franchise area will increase at a rate equivalent to the average growth projected for the areas served by the system as a whole, or approximately 0.7 percent per year. Bond & Pecaro concluded that the basic penetration rate would grow gradually over the 10-year projected period from the current 72.4 percent to approximately 76.4 percent by 2007. The firm projected that pay penetration of the Palmdale System will increase from a level of 67.3 percent in December 1997 to approximately 90.3 percent by 2007. Bond & Pecaro concluded that due to regulatory and competitive restrictions, service rates for basic and expanded basic services are expected to grow with inflation while premium channel service rates are expected to remain relatively flat throughout the 10-year projected period. Bond & Pecaro estimated that basic commercial and pay revenue will increase at a 10 percent annual rate through 2007, that pay-per-view service revenue will increase at a
28.1 percent annual rate for the years 1998 through 2002 and at an 11 percent annual rate thereafter, that commercial advertising revenue will increase at a
19.0 percent annual rate through 2002 and at a 10 percent annual rate thereafter, and that annual installation revenue would remain constant during the projection period. The firm concluded that equipment rental revenues as well as other revenues also should increase by 9 percent annually through 2007. Bond & Pecaro concluded that total system revenues would increase from $32,500,000 in 1998 to $57,600,000 in 2007. For purposes of its appraisal,
Bond & Pecaro assumed that the Palmdale System would maintain an operating profit margin of 45.4 percent, which was the system's operating profit margin in 1997. Bond & Pecaro used an estimated tax rate of 41.0 percent to project the taxable income of the Palmdale System because the estimated rate reflects the combined federal, state and local tax rates in effect on December 31, 1997. Depreciation expense for each year was determined using the MACRS schedule for 5, 7, 15 and 39 year property based upon the reported cost of fixed assets present at the Palmdale System. Subsequent annual capital expenditures were estimated to approximate 5 percent of the cost of the fixed assets of the Palmdale System as of December 31, 1997. Supplemental provisions were made to incorporate projections of capital expenditures associated with the conversion to digital television.

  Bond & Pecaro then determined the net after-tax cash flow for the Palmdale System. After taxes were subtracted from the system's taxable income, non-cash depreciation expenses were added back to net income to yield after-tax cash flow. From the after-tax cash flow, the provision for subsequent capital expenditures was deducted to calculate the net after-tax cash flows. Bond & Pecaro used a discount rate of 12 percent to calculate the present value of the net after-tax cash flows. In order to account for the risks associated with investments in the cable television industry and in the Palmdale System in particular, Bond & Pecaro added a premium to a base discount rate to develop the 12 percent rate employed in its analysis. Bond & Pecaro then applied a multiplier of 10 to the Palmdale System's 2007 operating cash flow. Bond & Pecaro's appraisal noted that multiples used in the valuation of cable television systems of a type similar to the Palmdale System range from 8 to 12 times operating cash flow, depending on market conditions and a system's profit potential. Bond & Pecaro noted also that exceptional circumstances will warrant multiples outside of this range. The appraisal report indicated that the selected multiple of 10 was used to estimate the value of the system at the end of the investment period. According to Bond & Pecaro, this multiple reflects the state of the market for cable television systems as of December 31, 1997, tempered by the economic conditions of the system's franchise service area, the uncertainty introduced by re-regulation of the cable television industry and the prospects for increased competition from wireless cable companies and direct broadcast satellite operators. The 10-year discounted cash flow projection of Bond & Pecaro yielded a value of $131,952,600 for the Palmdale System.

  In order to correlate this statistical valuation with the realities of the marketplace, Bond & Pecaro analyzed the sale of five comparable cable television systems that took place in 1997. The sales examined by Bond & Pecaro were selected based upon their comparability to the Palmdale System. The five cable television system transactions examined by Bond & Pecaro were:
(i) the sale of the Palo Alto, California cable television system by one unaffiliated cable television system operator to another for a sales price of $54,100,000 or a price per subscriber of $2,042, (ii) the sale of the Independence, Missouri cable television system by one of the General Partner's managed partnerships to a subsidiary of the General Partner for a sales price of $171,200,000 or a price per subscriber of $2,004, (iii) the sale of the Phoenix, Arizona cable television system by one unaffiliated cable television system operator to another for a sales price of $77,000,000 or a price per subscriber of $2,131, (iv) the sale of the Evansville, Indiana cable television system by one unaffiliated cable television system operator to another for a sales price of $131,000,000 or a price per subscriber of $2,098, and (v) the sale of the Brigham, Utah cable television system by one unaffiliated cable television system operator to another for a sales price of $125,000,000 or a price per subscriber of $2,160. Bond & Pecaro determined that the average price per subscriber paid for the five comparable cable television systems sales was approximately $2,087. As noted above, Bond & Pecaro's discounted cash flow model concluded that the Palmdale System's overall fair market value was $131,952,600. This $131,952,600 value reflects a price of approximately $2,077 per subscriber, which Bond & Pecaro judged to be consistent with prevailing subscriber multiples of comparable sales in 1997.

  A representative of Bond & Pecaro consulted with system management regarding market factors and system-specific issues that impacted the value of the system's tangible and intangible assets. Specific data provided by the system and the General Partner included historical audited financial statements, operating statistical summaries, system technical data, market demographic data and related materials. Other sources consulted in the preparation of the appraisal included industry factbooks, government publications and similar reference materials. Bond & Pecaro also relied upon information furnished by the Palmdale System's management relating to the age, condition and adequacy of the system's physical plant.

  As compensation for rendering an opinion as to the fair market value of the Palmdale System, the General Partner paid Bond & Pecaro a fee of $10,375. Such fee was not contingent upon the conclusions reached by Bond & Pecaro in its opinion. As compensation for rendering opinions as to the fair market value of other cable television systems owned and/or managed by the General Partner and its affiliates, Bond & Pecaro has received fees totaling $17,098 during the two years ended December 31, 1997.

 The Waller Appraisal

  Waller Capital Corporation ("Waller") is a firm specializing in financial services and asset appraisals for the telecommunications industry. Waller was selected by the General Partner to render an opinion as to the fair market value of the Palmdale System in light of its overall qualifications and because of the firm's good reputation in the cable television industry. No limitations were imposed with respect to the appraisals to be rendered by Waller. Waller has prepared independent appraisals of other cable television systems owned and/or managed by the General Partner. Neither Waller nor any of its representatives have any active or contemplated direct interest in the General Partner, in any of its managed partnerships or in any of its affiliates, except for incidental shareholdings in the General Partner, which is a publicly traded company.

  In arriving at its opinion as to the fair market value of the Palmdale System, Waller utilized audited and unaudited financial statements, visited the Palmdale System, met with the management of the General Partner to discuss the Palmdale System's business, current operations and prospects, analyzed published financial and operating information and prospects, analyzed published financial and operating information considered by Waller to be comparable or related to the Palmdale System, and made other financial studies, analysis and investigations as Waller deemed appropriate. Waller indicated in its report that the primary purpose of its valuation was to arrive at the fair market value of the Palmdale System, with fair market value defined as the amount at which a property would change hands between a willing buyer and a willing seller when neither is acting under compulsion and when both have reasonable knowledge of the relevant facts. The valuation was determined on a cash-for-assets basis.

  Numerous elements, both quantitative and qualitative, were factored into Waller's valuation. Waller concluded that the Palmdale System has attractive demographics with, for example, average household income in the area served by the system being significantly higher than the national average. Waller also noted that due to the technical profile of the largest employers in the Palmdale area (aerospace and defense), the residents of the area are also highly educated. The firm further noted that the Palmdale area has experienced substantial growth in households, with the area's households expected to grow over 3 percent per year from 1997 to 2000. Waller also concluded that the technical condition of the system at 550 Mhz capacity will be sufficient for the Palmdale market for the near future. On the negative side, Waller noted that while there is no current wireless competition to the Palmdale System, there exists the potential of wireless competition due to the Palmdale area's flat geography. Waller also noted that the local economy, while increasingly diversified, still is heavily dependent on the aerospace and defense industries and a downturn in either of these industries could negatively impact system revenues.

  The general methodology of Waller's appraisal was to evaluate the discounted cash flow stream generated by the Palmdale System over a ten-year period (1998 to 2007), applying all relevant market and economic factors. Waller's ten-year projections were prepared using information provided by the General Partner together with Waller's industry estimates. Waller developed its projections through on-sight due diligence, a review of the Palmdale System's 1998 operating budget prepared by the General Partner, other operating and subscriber data and projections and demographic data relating to the Palmdale System's service area. A sale was assumed to occur in the tenth year (2007) of the discounted cash flow model. The cash flow sales multiple selected reflected the long-term prospects for cash flow growth and the cash flow quality of the Palmdale System. The multiple selected also accounted for the presumed technical condition of the Palmdale System at 2007. The multiple selected was applied against the full tenth year cash flow. Waller's analysis utilized a discount rate of 14 percent derived from Waller's weighted average cost of capital ("WACC") model. The discount rate was commensurate with a probable buyer's capital structure, operating risk and other factors associated with the operations of the Palmdale System. The discount rate used was consistent with the WACCs for an average cable buyer, private or public, and adjusted for certain factors such as size, liquidity, leverage and risk associated with a typical cable system buyer. The cable companies used to generate the WACC model were Adelphia Communications Corporation, Comcast Corporation, Cox Communications, Century Communications Corp., Cablevision Systems Corporation, TCA Cable TV, Inc., Telecommunications, Inc., Time Warner and US West MediaOne Group.

  Like Strategis and Bond & Pecaro, Waller developed its discounted cash flow model based upon its own assumptions about the Palmdale System. Waller projected that homes passed growth would be approximately 1.5 percent per year over the ten year projection period, growing from 88,380 homes passed in 1998 to 102,048 homes passed in 2007. Waller projected that system plant miles would grow from 1,020 in 1998 to 1,177 in 2007. Waller concluded that subscriber growth would range from 1.3 percent to 3.2 percent in any particular year, with growth generally averaging 1.5 percent per year and that, as a result, subscribers would grow from 66,285 in 1998 to 78,577 in 2007. Waller projected growth in the number of pay units generally averaging 1 percent per year during the ten year projection period, with pay units increasing from 44,391 in 1998 to 48,550 in 2007. Waller also examined growth in rates charged to subscribers, concluding that basic service rates would increase at approximately 4 percent per year, growing from $26.92 in 1998 to $38.32 in 2007. Waller concluded that rates for pay programming would increase approximately 2 percent per year, with rates increasing from $7.62 in 1998 to $9.11 in 2007. Waller concluded that total system revenue would increase from $33,046,000 in 1998 to $53,193,000 in 2007, with growth in basic service revenues the primary reason for such increase. Waller also included that total operating expenses would grow from $17,628,000 in 1998 to $29,769,000 in 2007. Because Waller concluded that expenses would increase at a slightly higher rate than revenue, Waller concluded that the Palmdale System's cash flow would grow less dramatically, from $15,418,000 in 1998 to $23,424,000 in 2007.

  Waller's analysis was further supported by comparable system sales. Waller examined specific transactions to determine if an appropriate multiple of cash flow could be derived from current market information. Waller examined multiples from announced and completed cable television transactions in 1996 and 1997, relying upon data from transactions executed by Waller, from Paul Kagan & Associates, Inc. and from general industry information sources. Waller acknowledged that comparable sales data is difficult to generalize from because of the variability of factors such as system size, growth prospects, penetration, location, demographics, technical system condition and franchise terms, which information often is not publicly available. Given these limitations, Waller is of the opinion that comparable sales data offers only an approximation of factors that help devise a fair market value and is used as a reasonableness test of the discounted cash flow approach to value.

  For its comparable system sales analysis, Waller examined transactions involving cable television systems of similar size and characteristics to the Palmdale System. Waller examined five transactions that occurred in 1996 and eleven transactions that occurred in 1997. The five cable television system transactions examined by Waller from 1996 were: (i) the sale of the Long Beach, California cable television system by one unaffiliated cable television system operator to another for a sales price of $150,000,000 or a price per subscriber of $2,143, (ii) the sale a Minnesota system by one unaffiliated cable television system operator to another for a sales price of $124,000,000 or a price per subscriber of $1,667, (iii) the sale of the Walnut Valley, California cable television system by the General Partner to an unaffiliated cable television system operator for a sales price of $104,000,000 or a price per subscriber of $1,763, (iv) the sale of the Fort Collins, Colorado cable television system by one unaffiliated cable television system operator to another for a sales price of $54,000,000 or a price per subscriber of $1,800, and (v) the sale of the Yorba Linda, California cable television system by one of the General Partner's managed partnerships to an unaffiliated cable television system operator for a sales price of $36,000,000 or a price per subscriber of $2,118. The eleven 1997 cable television system transactions examined by Waller were: (i) the sale of the Rockford, Illinois cable television system by one unaffiliated cable television system operator to another for a sales price of $97,000,000 or a price per subscriber of $1,492,
(ii) the sale of the Phoenix, Arizona cable television system by one unaffiliated cable television system operator to another for a sales price of $77,000,000 or a price per subscriber of $2,131, (iii) the sale of the Hickory, North Carolina cable television system by one unaffiliated cable television system operator to another for a sales price of $69,000,000 or a price per subscriber of $1,957, (iv) the sale of the Palo Alto, California cable television system by one unaffiliated cable television system operator to another for a sales price of $54,100,000 or a price per subscriber of $2,042, (v) the sale of the Dagsboro, Delaware cable television system by one unaffiliated cable television system operator to another for a sales price of $43,000,000 or a price per subscriber of $1,471, (vi) the sale of the Boone, North Carolina cable television system by one unaffiliated cable television system operator to another for a sales price of $35,000,000 or a price per subscriber of $1,852, (vii) the sale of cable television system serving a portion of Dallas, Texas by one unaffiliated cable television system operator to another for a sales price of $35,000,000 or a price per subscriber of $1,601, (viii) the sale of several small systems in Connecticut and New Hampshire by one unaffiliated cable television system operator to another for a sales price of $30,000,000 or a price per subscriber of $1,954, (ix) the sale of the Auburn, New York cable television system by one unaffiliated cable television system operator to another for a sales price of $28,000,000 or a price per subscriber of $1,958, (x) the sale of the Pelzer, South Carolina cable television system by one unaffiliated cable television system operator to another for a sales price of $27,000,000 or a price per subscriber of $1,283, and (xi) the sale of the Kauai, Hawaii cable television system by one unaffiliated cable television system operator to another for a sales price of $24,000,000 or a price per subscriber of $2,065. Waller determined that the average price per subscriber paid for the comparable cable television system sales was approximately $1,810 and a cash flow multiple of 9.5. Waller concluded that this comparable sales analysis supported and validated Waller's discounted cash flow analysis, which resulted in an aggregate value for the Palmdale System of $2,179 per subscriber and a
10.5 times 1997 cash flow multiple, because the Palmdale System is of better quality than the average comparable system sold.

  Based on its various analyses and investigations of the Palmdale System, Waller concluded that the fair market value of the Palmdale System as of December 31, 1997 was $142,604,000.

  As compensation for rendering an opinion as to the fair market value of the Palmdale System, the General Partner paid Waller a fee of $15,212. Such fee was not contingent upon the conclusion reached by Waller in its opinion. Waller received no fees from the General Partner and its affiliates during the two years ended December 31, 1997.

COSTS OF THE TRANSACTION

  The following is a reasonably itemized estimate of all expenses incurred or to be incurred in connection with the proposed sale of the Palmdale System, all of which will be paid by the General Partner, including without limitation the cost of soliciting the votes of the holders of limited partnership interests:

            Filing fees                      $21,007
            Legal fees                       $10,000
            Accounting fees                  $10,000
            Appraisal fees                   $33,473
            Printing costs                   $77,000
            Postage and miscellaneous costs  $30,000

                            PROPOSED SALE OF ASSETS

THE PURCHASE AND SALE AGREEMENT

  Pursuant to the terms and conditions of a purchase and sale agreement dated as of March 10, 1998 (the "Purchase and Sale Agreement") by and between the Venture as seller and the General Partner as purchaser, the Venture agreed to sell the Palmdale System to the General Partner or to a subsidiary of the General Partner. The General Partner has assigned its rights and obligations as purchaser to Jones Communications of California, Inc., an indirect wholly owned subsidiary. The purchaser intends to finance the acquisition of the Palmdale System using cash on hand and borrowings available under credit facilities dated as of October 29, 1996 among Jones Cable Holdings II, Inc., as the borrower, and several lenders, including The Bank of Nova Scotia, NationsBank of Texas, N.A. and Societe Generale as the managing agents. The maximum amount available under the credit facilities is $600 million. One $300 million facility reduces quarterly beginning March 31, 2000 through the final maturity date of December 31, 2005 and the lenders' revolving commitment under the other $300 million facility terminates on October 27, 1998, at which time any outstanding borrowings convert to a term loan payable in semi-annual installments commencing June 30, 2001 with a final maturity date of December 31, 2005. Interest on amounts outstanding under the credit facilities varies from the "base rate," which generally approximates the prime rate, to the base rate plus 1/4 percent or LIBOR plus 1/2 percent to 1 1/4 percent depending on certain financial covenants. The effective interest rate on the $290,000,000 outstanding at June 30, 1998 was 6.18 percent. The credit facilities are secured by a pledge of the stock of all of the subsidiaries of the borrower.

Jones Communications of California, Inc. is a wholly owned subsidiary of Jones Cable Holdings II, Inc., which in turn is a wholly owned subsidiary of the General Partner.

  Based upon amounts estimated as of June 30, 1998, the aggregate cost of the acquisition of the Palmdale System to the purchaser, including working capital adjustments, will be approximately $139,605,890. Amounts borrowed by the purchaser to acquire the Palmdale System will be repaid from cash generated by the operations of the Palmdale System and other systems owned by Jones Cable Holdings II, Inc. and from other sources of funds, including possible future refinancings.

  The closing of the sale will occur on a date upon which the Venture and the purchaser mutually agree. It is anticipated that the closing will occur in the fourth quarter of 1998. Because the closing is conditioned upon, among other things, the approval of the limited partners of the Venture's three constituent partnerships and the consent of governmental franchising authorities and other third parties, there can be no assurance that the proposed sale will occur. If all conditions precedent to the purchaser's obligation to close are not eventually satisfied or waived, the purchaser's obligation to purchase the Palmdale System will terminate.

THE PALMDALE SYSTEM

  The assets to be acquired consist primarily of the real and personal, tangible and intangible assets of the Venture's Palmdale System. The purchaser will purchase all of the tangible assets of the Palmdale System, including, among other things, the headend equipment, underground and aboveground cable distribution systems, towers, earth satellite receive stations, and furniture and fixtures of the Palmdale System. The purchaser also will acquire certain of the intangible assets of the Palmdale System, including, among other things, all of the franchises, leases, agreements, permits, licenses and other contracts and contract rights of the Palmdale System. Also included in the sale are any parcels of real estate owned by the Palmdale System, the subscriber accounts receivable of the Palmdale System and all of the Palmdale System's engineering records, files, schematics, maps, reports, promotional graphics, marketing materials and reports filed with federal, state and local regulatory agencies. Certain of the Palmdale System's assets will be retained by the Venture, including cash or cash equivalents on hand and in banks, certain insurance policies and rights and claims thereunder, and any federal or state income tax refunds to which the Venture may be entitled.

SALES PRICE

  Subject to the customary working capital closing adjustments described below, the sales price for the Palmdale System is $138,205,200. The sales price will be reduced by any accounts payable and accrued expenses and vehicle lease obligations existing on the closing date. The sales price will be increased by any accounts receivable existing on the closing date. The sales price for the Palmdale System also will be adjusted as of the closing date with respect to all items of income and expense associated with the operation of the Palmdale System. This adjustment will reflect, in accordance with generally accepted accounting principles, that all expenses and income attributable to the period on or after the closing date are for the account of the purchaser and those prior to the closing date are for the account of the seller. While these adjustments may have the effect of increasing or decreasing the sales price, any adjustment is not expected to be material. Please see Note 6 of the Notes to Unaudited Pro Forma Consolidated Financial Statements for a detailed accounting of the estimated closing adjustments.

CONDITIONS TO CLOSING

  The purchaser's obligations under the Purchase and Sale Agreement are subject to the following conditions: (a) the Venture shall have obtained all material consents and approvals from governmental authorities and third parties with whom the Venture has contracted that are necessary for the transfer of the Palmdale System, (b) all representations and warranties of the Venture shall be true and correct in all material respects as of the closing date and (c) termination or expiration of the statutory waiting period applicable to the Purchase and Sale Agreement and the transactions contemplated thereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The Venture must obtain the consents of the four franchising authorities to the transfer of the Palmdale System's cable franchises. The Venture and the General Partner have filed all documents required to obtain the consents of the franchising authorities to the transfer of the Palmdale System's cable franchises. It is anticipated that the Venture will not experience any significant difficulty in obtaining the necessary consents and approvals to the currently proposed sale. If, however, the Venture fails to obtain certain non-material consents and approvals of third parties with whom the Palmdale System has contracted, the purchaser likely will waive this condition to closing. In such circumstances, the purchaser would agree to indemnify the Venture for any liabilities incurred in connection with a closing without prior receipt of all necessary consents.

  The Venture's obligations under the Purchase and Sale Agreement are subject to the following conditions: (a) the receipt of the purchase price for the Palmdale System, (b) the limited partners of the Partnership, Fund 12-B and Fund 12-C shall have approved the Venture's sale of the Palmdale System to the purchaser on the terms and conditions of the Purchase and Sale Agreement and
(c) the statutory waiting periods applicable to the Purchase and Sale Agreement and the transactions contemplated thereby under the HSR Act shall have terminated or shall have expired.

                   FEDERAL AND STATE INCOME TAX CONSEQUENCES

  The purpose of the following discussion of the income tax consequences of the proposed transaction is to inform the limited partners of the Partnership of the federal and state income tax consequences to the Partnership and to its partners arising from the proposed sale of the Palmdale System. These tax consequences are expected to be incurred in 1998, the year in which the sale is expected to close. The tax information included herein was prepared by the tax department of the General Partner. The tax information is taken from tax data compiled by the General Partner in its role as the Partnership's tax administrator and is not based upon the advice or formal opinion of counsel. The tax discussion that follows is merely intended to inform the limited partners of factual information and should not be considered tax advice.

PARTNERSHIP ALLOCATION OF GAIN FROM SALE

  Section 5.3 of the Partnership Agreement specifies that Partnership distributions of cable television system net sale proceeds shall be allocated 100 percent to limited partners until they have received a return of their initial capital contributions and thereafter such distributions will be made 75 percent to the limited partners and 25 percent to the General Partner. Because limited partners have already received distributions in an amount in excess of the capital they initially contributed to the Partnership, all of the net proceeds from the sale of the Palmdale System distributed to the Partnership will be allocated 75 percent to the limited partners and 25 percent to the General Partner.

  The allocation of gain from the sale of the Palmdale System will be allocated 75 percent to the limited partners and 25 percent to the General Partner in accordance with Section 5.2 of the Partnership Agreement. This allocation follows the underlying economic gain of the partners and hence satisfies the "substantial economic effect" test enacted in IRC Section 704(b) regarding special partnership allocations.

  Application of the allocation provisions of Section 5.2 ensures that the limited partners' net sum of allocable partnership loss and income during the Partnership's life will equal the net economic gain realized from their investment in the Partnership. The estimated allocable limited partner income from the Palmdale System sale reported below incorporates the application of the special partnership allocation rules of Section 5.2.

PROJECTED 1998 TAX RESULTS

  By the expected date of the Palmdale System's sale in 1998, most of the limited partners will have received certain tax benefits from their investment in the Partnership. Assuming maximum federal income tax rates and no other sources of passive income, original limited partners of the Partnership will have received $14,952,357 in tax benefits from Partnership losses ($126 per $1,000 invested).

  The sale of the Palmdale System will result in a partnership gain for federal income tax purposes. The amount of this gain allocated to limited partners will be approximately $66,655,226. The General Partner estimates that $54,474,592 ($459 per $1,000 invested) of this gain will be treated as ordinary income. This amount of ordinary income results from the recapture of depreciation on personal property under IRC Section 1245. The General Partner estimates that the remainder of the gain, $12,180,634 ($103 per $1,000 invested), will be treated as long term capital gain under IRC Section 1231. No significant passive loss carryforwards from the Partnership should be available to offset these gain allocations.

  Assuming the 31 percent rate applies to ordinary income and the 20 percent rate applies to long term capital gain income, as a result of the sale of the Palmdale System, a limited partner will be subject to federal income taxes of $163 per $1,000 invested in the Partnership. The taxable income will be recognized in the year of the closing of the sale, which is expected to be 1998.

SECONDARY MARKET PURCHASERS

  Limited partners that have more recently acquired their partnership interests in the limited partnership secondary market and/or through limited tender offers will have allocable income from the sale in the amounts reported above. Because the Partnership does not have an IRC Section 754 election in effect, the purchase of a limited partnership interest in the Partnership places the new investor in the same position as the limited partner from whom the interest was purchased. However, the new investor will not have the prior investor's passive loss carryforwards or tax basis in the Partnership.

  Newer investors in the Partnership will likely have a greater reportable net taxable income from the sale of the Palmdale System than investors who have held their limited partnership interests for a longer period of time. Also, recent investors will not have their net tax basis in their partnership interests reflected on their annual Schedule K-1. Such limited partners must track their tax basis by adjusting their original cost by allocable income or loss and partnership distributions. Their adjusted tax basis will be pertinent in the year when they sell their limited partnership interests or when the Partnership is liquidated.

TAX WITHHOLDING ON SALE PROCEEDS

  Limited partners who are non-resident aliens or foreign corporations ("foreign persons") are subject to a withholding tax on their share of the Partnership's income from the sale of the Palmdale System. The withholding rates are 39.6 percent for individual partners and 35 percent for corporate partners. The tax withheld will be remitted to the Internal Revenue Service and the foreign person will receive a credit on their U.S. tax return for the amount of the tax withheld by the Partnership. The tax withheld will be treated as a distribution to the limited partner.

  The sale of the Palmdale System will require certain limited partners to report their income to the State of California. The General Partner is required by California law to withhold 7 percent of each domestic non-resident partner's allocable income from the sale of the Palmdale System and 9.3 percent of each foreign non-resident partner's allocable income from the sale of the Palmdale System. This withholding requirement does not apply to residents of the State of California or to tax-exempt entities such as trusts and IRAs. This withholding process will require affected limited partners to file non-resident income tax returns in the State of California for 1998. The General Partner anticipates that most limited partners will likely receive a refund from this reporting process. Detailed California reporting instructions and blank forms will be provided to affected limited partners in their 1998 annual tax reporting package, which will be mailed to limited partners in March 1999.

                   CERTAIN INFORMATION ABOUT THE PARTNERSHIP
                            AND THE GENERAL PARTNER

  The General Partner acquires, develops and operates cable television systems for itself and for its managed limited partnerships. Based on the number of basic subscribers served by the General Partner's owned and managed cable television systems, the General Partner is one of the larger cable television system operators in the United States serving in excess of one million basic subscribers. The principal executive offices of the Partnership and the General Partner are located at 9697 East Mineral Avenue, Englewood, Colorado 80112, and their telephone number is (303) 792-3111.

  The limited partnership interests of the Partnership are registered pursuant to Section 12(g) of the Exchange Act. As such, the Partnership currently is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, is obligated to file periodic reports, proxy statements and other information with the Commission relating to its business, financial condition and other matters. Reports and other information filed by the Partnership can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a World Wide Web site that contains reports, proxy statements and information statements of registrants (including the Partnership) that file electronically with the Commission at http://www.sec.gov. The Partnership's registration and reporting requirements under the Exchange Act will be terminated upon the dissolution of the Partnership, which is expected to occur soon after the sale of the Venture's Palmdale System.

  The General Partner also is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, files periodic reports, proxy statements and other financial information with the Securities and Exchange Commission relating to its business, financial condition and other matters. Information, as of particular dates, concerning the General Partner's directors and officers, their compensation, options granted to them, the principal holders of the General Partner's securities and any material interest of such persons in transactions with the General Partner is required to be disclosed in certain documents filed with the Commission. Such reports, proxy statements and other information may be inspected at the above-listed public reference facilities maintained by the Commission and at the Commission's World Wide Web site. Copies of such materials may be obtained upon payment of the Commission's prescribed charges by writing to the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

  The name, business address and principal occupation and employment for the past five years of each of the directors and executive officers of the General Partner are set forth in Schedule 1 to this Proxy Statement. To the best knowledge of any of the persons listed on Schedule 1 hereto, except as disclosed on such schedule, no persons listed on such schedule beneficially own any limited partnership interests in the Partnership.

  Except as disclosed herein, neither the General Partner nor, to the best of its knowledge, any of the persons listed on Schedule 1 hereto, has any contract, arrangement, understanding or relationship with any other person with respect to any limited partnership interest of the Partnership, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any of such interests, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies.

                      CERTAIN RELATED PARTY TRANSACTIONS

  The General Partner and its affiliates engage in certain transactions with the Venture. The General Partner believes that the terms of such transactions are generally as favorable as could be obtained by the Venture from unaffiliated parties. This determination has been made by the General Partner in good faith, but none of the terms were or will be negotiated at arm's-length and there can be no assurance that the terms of such transactions have been or will be as favorable as those that could have been obtained by the Venture from unaffiliated parties.

  The purchase price for the Palmdale System was determined in accordance with the provisions of the Partnership Agreement but the proposed sale of the Palmdale System by the Venture to one of the General Partner's subsidiaries was not negotiated at arm's-length and thus there can be no assurance that the terms of such transaction have been or will be as favorable as those that could have been obtained by the Venture from an unaffiliated purchaser.

  The General Partner charges the Venture a management fee relating to the General Partner's management of the Venture's cable television systems, and the Venture reimburses the General Partner for certain allocated overhead and administrative expenses in accordance with the terms of the Partnership Agreement. These expenses consist primarily of salaries and benefits paid to corporate personnel, rent, data processing services and other facilities costs. Such personnel provide engineering, marketing, administrative, accounting, legal and investor relations services to the Venture. Allocations of personnel costs are based primarily on actual time spent by employees of the General Partner with respect to cable television systems managed. Systems owned by the General Partner and its subsidiaries and all other systems owned by partnerships for which Jones Intercable, Inc. or one of its subsidiaries is the general partner are also allocated a proportionate share of these expenses. No duplicate management or other fees or reimbursements are charged to the Partnership.

  The General Partner from time to time also advances funds to the Venture and charges interest on the balances payable by the Venture. The interest rate charged the Venture approximates the General Partner's weighted average cost of borrowing.

  Knowledge TV, Inc. is an affiliate of the General Partner that owns and operates Knowledge TV, a network that provides programming related to computers and technology; business, careers and finance; health and wellness; and global culture and languages. Knowledge TV, Inc. sells its programming to the cable television systems owned by the Venture.

  Jones Computer Network, Ltd., an affiliate of the General Partner, operated the television network Jones Computer Network. This network provided programming focused primarily on computers and technology. Jones Computer Network sold its programming to the cable television systems owned by the Venture. Jones Computer Network terminated its programming in April 1997.

  The Great American Country network provides country music video programming to the cable television systems owned by the Venture. This network is owned and operated by Great American Country, Inc., a subsidiary of Jones International Networks, Ltd., an affiliate of the General Partner.

  Jones Galactic Radio, Inc. is a company owned by Jones International Networks, Ltd., an affiliate of the General Partner, Superaudio, a joint venture between Jones Galactic Radio, Inc. and an unaffiliated entity, provides satellite programming to the cable television systems owned by the Venture.

  The Product Information Network Venture (the "PIN Venture") is a venture among a subsidiary of Jones International Networks, Ltd., an affiliate of the General Partner, and two unaffiliated cable system operators. The PIN Venture operates the Product Information Network ("PIN"), which is a 24-hour network that airs long-form advertising generally known as "infomercials." The PIN Venture generally makes incentive payments of approximately 60 percent of its net advertising revenue to the cable systems that carry its programming. The Venture's systems carry PIN for all or part of each day. Revenues received by the Venture from the PIN Venture relating to the Venture's owned cable television systems totaled $136,878 for the six months ended June 30, 1998 and $199,997 for the year ended December 31, 1997.

  The programming fees paid by the Venture to Knowledge TV, Inc., Jones Computer Network, Ltd., Great American Country and Superaudio (collectively, the "affiliated programming providers") are governed by the terms of the various master programming agreements entered into by and between the General Partner and each of the affiliated programming providers. Generally, with respect to most video programming services, cable operators pay to programmers a monthly license fee per subscriber that is based on a number of factors, including the perceived value of the programming, the size of the cable operator and the level of distribution of the programming service within the cable operator's systems and the other terms and conditions under which the programming is provided. The General Partner negotiates master programming agreements with each programming network distributed on any of its owned or managed cable systems. The Venture pays the same per subscriber rate for all of its programming, including the programming provided by affiliates of the General Partner, as the General Partner pays for the programming it provides on cable television systems that it owns itself, i.e., the General Partner does not receive any markup for programming provided to the Venture under its master programming agreements. The master programming agreements entered into by and between the General Partner and the affiliated programming providers were negotiated by officers of the General Partner with representatives of the affiliated programming providers.

  The charges to the Venture for related party transactions were as follows for the periods indicated:

                                    FOR THE           FOR THE YEAR ENDED
                                  SIX MONTHS             DECEMBER 31,
                                     ENDED     --------------------------------
                                 JUNE 30, 1998    1997       1996       1995
                                 ------------- ---------- ---------- ----------
Management fees.................  $2,153,953   $4,133,751 $4,118,188 $5,069,985
Allocation of expenses..........   2,481,309    4,615,841  5,491,265  7,183,663
Interest expense................           0            0          0    220,743
Amount of notes and advances
 outstanding....................           0            0          0  4,198,739
Highest amount of notes and
 advances outstanding...........           0            0          0  4,574,572
Programming fees:
  Knowledge TV, Inc. ...........      71,936      131,277    126,665    145,598
  Jones Computer Network, Ltd. .           0       85,543    248,044    283,339
  Great American Country........      67,921      131,863    141,753          0
  Superaudio....................      63,802      118,032    116,710    135,861

                   USE OF PROCEEDS FROM PALMDALE SYSTEM SALE

  The following is a brief summary of the Venture's estimated use of proceeds and of the Partnership's estimated use of its portion of the proceeds from the Venture's sale of the Palmdale System. All of the following selected financial information is based upon amounts as of June 30, 1998 and certain estimates of liabilities at closing. Final results may differ from these estimates. A more detailed discussion of the financial consequences of the sale of the Palmdale System is set forth below under the caption "Unaudited Pro Forma Financial Information." All limited partners are encouraged to review carefully the unaudited pro forma financial statements and notes thereto.

  If the holders of a majority of limited partnership interests of the three partnerships that comprise the Venture approve the proposed sale of the Palmdale System and the transaction is closed, the Venture will repay all of its outstanding indebtedness, which, with accrued interest, is estimated to total approximately $51,922,252, and then the approximately $87,581,654 net sale proceeds will be distributed to the three constituent partnerships of the Venture in proportion to their ownership interests in the Venture. The Partnership will receive 76 percent of the net sale proceeds, estimated to total approximately $66,161,502. Pursuant to the terms of the Partnership Agreement, the $66,161,502 distribution will be allocated 75 percent to the limited partners ($49,621,127) and 25 percent to the General Partner ($16,540,375). The Partnership will distribute the $49,621,127 to its limited partners of record as of the closing date of the sale of the Palmdale System. The estimated uses of the sale proceeds are as follows:

   Contract Sales Price of the Palmdale System.................... $138,205,200
   Add:Estimated Net Closing Adjustments..........................    1,400,690
   Less:Repayment of Debt Plus Accrued Interest...................  (51,922,252)
         Cash Retained for Working Capital Purposes...............     (101,984)
                                                                   ------------
        Cash Available for Distribution to Joint Venturers........   87,581,654
        Cash Distributed to Fund 12-B and Fund 12-C...............  (21,420,152)
                                                                   ------------
        Cash Available for Distribution by the Partnership........ $ 66,161,502
                                                                   ============
        Limited Partners' Share (75%)............................. $ 49,621,127
                                                                   ============
        General Partner's Share (25%)............................. $ 16,540,375
                                                                   ============

  Based upon financial information available at June 30, 1998, below is an estimate of all cash distributions that will have been made to limited partners after the distribution of the proceeds from the sale of the Palmdale System is completed.

   Summary of Estimated Cash Distributions to Limited Partners:
     Return of Limited Partners' Initial Capital on the 1996 Sale
      of the Venture's Tampa System...............................  $ 41,547,000
     Return of Limited Partners' Initial Capital on the 1998 Sale
      of the Venture's Albuquerque System.........................    77,122,500
     Limited Partners' Share of Residual Proceeds on the 1998 Sale
      of the Venture's Albuquerque System.........................    12,979,356
     Limited Partners' Share of Proceeds on the 1998 Sale of the
      Venture's Palmdale System...................................    49,621,127
                                                                    ------------
     Total Estimated Cash Received by Limited Partners............  $181,269,983
                                                                    ============
     Total Cash Received per $1,000 of Limited Partnership
      Capital.....................................................  $      1,528
                                                                    ============
     Total Cash Received per $500 Limited Partnership Interest ...  $        764
                                                                    ============

  Based on financial information available at June 30, 1998, the following table presents the estimated results of the Partnership when the Venture has completed the sale of the Palmdale System:

   Dollar Amount Raised........................................ $ 118,669,500
   Number of Cable Television Systems Purchased Directly.......          None
   Number of Cable Television Systems Purchased Indirectly.....          Five
   Date of Closing of Offering................................. December 1986
   Date of First Sale of Properties............................   August 1987
   Tax and Distribution Data per $1,000 of Limited Partnership
    Capital:
     Federal Income Tax Results
       Ordinary Income (Loss)
       --from operations....................................... $      (1,629)
       --from recapture........................................ $       1,933
       Capital Gain (Loss)..................................... $         243
     Cash Distributions to Investors
       Source (on GAAP basis)
       --investment income..................................... $         528
       --return of capital..................................... $       1,000
       Source (on cash basis)
       --sales................................................. $       1,528

          UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                          OF CABLE TV FUND 12-D, LTD.

  The following unaudited pro forma consolidated financial statements assume that as of June 30, 1998, the Venture had sold the Palmdale System. The sales price for the Palmdale System is $138,205,200. The funds available to the Venture from the sale of the Palmdale System, adjusting for the estimated net closing adjustments, are expected to total approximately $139,605,890. Such funds will be used to repay all of the Venture's indebtedness and to distribute $87,581,654 to the three constituent partnerships of the Venture pursuant to the percentage ownership interests in the Venture of each partnership and then each partnership will distribute its share of the distribution pursuant to the terms of their partnership agreements. The Partnership will receive $66,161,502 from such distribution. Pursuant to the terms of the Partnership Agreement, the $66,161,502 distribution will be allocated 75 percent to the limited partners ($49,621,127) and 25 percent to the General Partner ($16,540,375). The limited partner distribution of $49,621,127 represents $209 for each $418 limited partnership interest or $438 for each $1,000 invested in the Partnership.

  The unaudited pro forma financial statements should be read in conjunction with the appropriate notes to the unaudited pro forma consolidated financial statements.

  ALL OF THE FOLLOWING UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION IS BASED UPON AMOUNTS AS OF JUNE 30, 1998 AND CERTAIN ESTIMATES OF LIABILITIES AT CLOSING. FINAL RESULTS MAY DIFFER FROM SUCH INFORMATION.

                            CABLE TV FUND 12-D, LTD.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                               JUNE 30, 1998

                                                        PRO FORMA     PRO FORMA
                                         AS REPORTED   ADJUSTMENTS     BALANCE
                                         ------------  ------------  -----------
ASSETS
Cash and cash equivalents..............  $122,093,970  $(34,512,316) $87,581,654
Receivables, net.......................     1,215,808    (1,215,808)         --
Investment in Cable Television
 Properties:
  Property, plant and equipment, net...    37,150,378   (37,150,378)         --
  Franchise costs and other intangible
   assets, net.........................       926,798      (926,798)         --
                                         ------------  ------------  -----------
    Total investment in cable
     television properties.............    38,077,176   (38,077,176)         --
Deposits, Prepaid Expenses and Deferred
 Charges...............................     1,522,880    (1,522,880)         --
                                         ------------  ------------  -----------
    Total Assets.......................  $162,909,834  $(75,328,180) $87,581,654
                                         ============  ============  ===========
LIABILITIES AND PARTNERS' CAPITAL
 (DEFICIT)
Liabilities:
  Debt.................................  $ 51,922,252  $(51,922,252) $       --
  Trade accounts payable and accrued
   liabilities.........................     1,207,525    (1,207,525)         --
  Subscriber prepayments...............       130,473      (130,473)         --
  Distributions payable to joint
   venture partners....................    26,781,019    (5,360,867)  21,420,152
  Accrued distribution to limited
   partners............................    90,101,856   (40,480,729)  49,621,127
  Accrued distribution to General
   Partner.............................           --     16,540,375   16,540,375
                                         ------------  ------------  -----------
    Total Liabilities..................   170,143,125   (82,561,471)  87,581,654
                                         ------------  ------------  -----------
Minority Interest in Joint Venture.....    (2,024,183)    2,024,183          --
Partners' Capital (Deficit):
  General Partner......................     4,271,817    (4,271,817)         --
  Limited Partners.....................    (9,480,925)    9,480,925          --
                                         ------------  ------------  -----------
    Total Partners' Capital (Deficit)..    (5,209,108)    5,209,108          --
                                         ------------  ------------  -----------
    Total Liabilities and Partners'
     Capital (Deficit).................  $162,909,834  $(75,328,180) $87,581,654
                                         ============  ============  ===========

The accompanying notes to unaudited pro forma consolidated financial statements are an integral part of this unaudited pro forma consolidated balance sheet.

                            CABLE TV FUND 12-D, LTD.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                      PRO FORMA     PRO FORMA
                                       AS REPORTED   ADJUSTMENTS     BALANCE
                                       ------------  ------------  ------------

REVENUES.............................. $ 82,675,018  $(82,675,018) $        --
COSTS AND EXPENSES:
  Operating expenses..................   45,958,487   (45,958,487)          --
  Management fees and allocated
   overhead from
   Jones Intercable, Inc. ............    8,749,592    (8,749,592)          --
  Depreciation and amortization.......   21,837,251   (21,837,251)          --
                                       ------------  ------------  ------------
OPERATING INCOME......................    6,129,688    (6,129,688)          --
                                       ------------  ------------  ------------
OTHER INCOME (EXPENSE):
  Interest expense....................  (10,934,909)   10,934,909           --
  Other, net..........................        6,973        (6,973)          --
                                       ------------  ------------  ------------
    Total other income (expense), net.  (10,927,936)   10,927,936           --
                                       ------------  ------------  ------------
CONSOLIDATED NET LOSS.................   (4,798,248)    4,798,248           --
MINORITY INTEREST IN CONSOLIDATED NET
 LOSS.................................    1,173,555    (1,173,555)          --
                                       ------------  ------------  ------------
NET LOSS.............................. $ (3,624,693) $  3,624,693           --
                                       ============  ============  ============
NET LOSS PER LIMITED PARTNERSHIP
 INTEREST............................. $     (15.12)               $        --
                                       ============                ============

The accompanying notes to unaudited pro forma consolidated financial statements are an integral part of this unaudited pro forma consolidated statement.

                            CABLE TV FUND 12-D, LTD.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                                       PRO FORMA     PRO FORMA
                                       AS REPORTED    ADJUSTMENTS     BALANCE
                                       ------------  -------------  -----------

REVENUES ............................. $ 43,079,053  $ (43,079,053) $       --
COST AND EXPENSES:
  Operating expenses..................   23,667,531    (23,667,531)         --
  Management fees and allocated
   overhead
   from Jones Intercable, Inc.........    4,635,262     (4,635,262)         --
  Depreciation and amortization.......   12,024,948    (12,024,948)         --
                                       ------------  -------------  -----------
OPERATING INCOME......................    2,751,312     (2,751,312)         --
                                       ------------  -------------  -----------
OTHER INCOME (EXPENSE):
  Interest expense....................   (5,415,956)     5,415,956          --
  Gain on sale of cable television
   system.............................  147,792,730   (147,792,730)         --
  Other, net..........................     (171,647)       171,647          --
                                       ------------  -------------  -----------
    Total other income (expense), net.  142,205,127   (142,205,127)         --
                                       ------------  -------------  -----------
CONSOLIDATED NET INCOME...............  144,956,439   (144,956,439)         --
MINORITY INTEREST IN CONSOLIDATED NET
 INCOME...............................  (35,453,446)    35,453,446          --
                                       ------------  -------------  -----------
NET INCOME............................ $109,502,993  $(109,502,993) $       --
                                       ============  =============  ===========
NET INCOME PER LIMITED PARTNERSHIP
 INTEREST............................. $     424.69                 $       --
                                       ============                 ===========

The accompanying notes to unaudited pro forma consolidated financial statements are an integral part of this unaudited pro forma consolidated statement.

                           CABLE TV FUND 12-D, LTD.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  1) The accompanying unaudited pro forma consolidated financial statements include 100 percent of the accounts of the Partnership and those of the Venture reduced by the 24 percent minority interest in the Venture. All interpartnership accounts and transactions have been eliminated.

  2) The Venture sold the Albuquerque System for $222,683,739 on June 30, 1998. Such funds were used to repay indebtedness and to distribute $125,000,000 to the three constituent partnerships of the Venture pursuant to the percentage ownership interests in the Venture of each partnership. The Partnership received $94,428,308 from such distribution. Pursuant to the terms of the Partnership Agreement, the Partnership returned to the limited partners the remaining $77,122,500 of capital initially contributed to the Partnership and the remainder was allocated 75 percent to the limited partners ($12,979,356) and 25 percent to the General Partner ($4,326,452).

  3) The Partnership has a 76 percent ownership interest in the Venture through capital contributions made during 1986 of $102,353,444. The following calculations present the sale of the Palmdale System and the resulting estimated distributions to be received by the Partnership.

  4) The unaudited pro forma consolidated balance sheet of the Partnership assumes that the Venture had sold the Palmdale System for $138,205,200 as of June 30, 1998. The unaudited pro forma consolidated statements of operations of the Partnership assume that the Venture had sold the Palmdale System as of January 1, 1997.

  5) The Partnership will receive $66,161,502 from the Venture. Pursuant to the terms of the Partnership Agreement, the $66,161,502 distribution will be allocated 75 percent to the limited partners ($49,621,127) and 25 percent to the General Partner ($16,540,375). The limited partner distribution of $49,621,127 represents $209 for each $500 limited partnership interest or $418 for each $1,000 invested in the Partnership.

  6) The estimated gain recognized from the sale of the Palmdale System and corresponding estimated distribution to limited partners as of June 30, 1998 has been computed as follows:

GAIN ON SALE OF ASSETS:

Contract sales price.............................................  $138,205,200
Less: Net book value of investment in cable television properties
      at June 30, 1998...........................................   (38,077,176)
                                                                   ------------
Gain on sale of assets...........................................  $100,128,024
                                                                   ============
Partnership's share of gain on sale of assets....................  $ 75,636,709
                                                                   ============
DISTRIBUTIONS TO PARTNERS:
Contract sales price.............................................  $138,205,200
Add:Trade receivables, net.......................................     1,215,808
Prepaid expenses.................................................     1,522,880
Less:Accrued liabilities.........................................    (1,207,525)
Subscriber prepayments...........................................      (130,473)
                                                                   ------------
Adjusted cash received ..........................................   139,605,890
Less:Outstanding debt plus accrued interest to third parties.....   (51,922,252)
    Cash retained for working capital purposes...................      (101,984)
                                                                   ------------
Cash available for distribution to joint venturers...............    87,581,654
Cash distributed to Fund 12-B and Fund 12-C......................    21,420,152
                                                                   ------------
Cash available for distribution by the Partnership...............  $ 66,161,502
                                                                   ============
Limited Partners' share (75%)....................................  $ 49,621,127
                                                                   ============
General Partner's share (25%)....................................  $ 16,540,375
                                                                   ============

                             AVAILABLE INFORMATION

  The Partnership's Annual Report on Form 10-K/A No.1 for the fiscal year ended December 31, 1997 and the Partnership's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998 are being mailed to the limited partners of the Partnership together with this Proxy Statement. Copies of the three independent appraisals of the fair market value of the Palmdale System and copies of the Purchase and Sale Agreement between the Venture and the General Partner have been publicly filed with the Securities and Exchange Commission and may be inspected at the Commission's public reference facilities and at its World Wide Web site, and such documents also are available to each limited partner of the Partnership upon written request to Elizabeth M. Steele, Secretary, Jones Intercable, Inc., 9697 East Mineral Avenue, Englewood, Colorado 80112. Copies of these documents will be provided at the expense of the requesting limited partner.

  A Rule 13e-3 Transaction Statement furnishing certain additional information with respect to the transaction described herein has been jointly filed by the Partnership and the General Partner with the Securities and Exchange Commission. This document may be inspected at the Commission's public reference facilities and at its World Wide Web site.

                          INCORPORATION BY REFERENCE

  The following documents, which have been filed by the Partnership with the Securities and Exchange Commission pursuant to the requirements of the Exchange Act, are hereby incorporated by reference: (i) the Partnership's Annual Report on Form 10-K/A No. 1 for the fiscal year ended December 31, 1997, (ii) the Partnership's Current Report on Form 8-K dated March 10, 1998,
(iii) the Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998 and (iv) the Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998.

                                                                     SCHEDULE 1

            EXECUTIVE OFFICERS AND DIRECTORS OF THE GENERAL PARTNER

  Set forth below is the name, residence or business address, present principal occupation or employment and five-year employment history of the executive officers and directors of the General Partner. Also set forth is the aggregate number of limited partnership interests of the Partnership beneficially owned by each such person. The present principal occupation of each executive officer of the General Partner is as an executive officer of the General Partner. The Partnership has no officers or employees. All persons listed except for Messrs. Fridman, Kearney and Vanaselja are citizens of the United States. Messrs. Fridman, Kearney and Vanaselja are citizens of Canada.

                                                                            AGGREGATE NUMBER
                                                                               OF LIMITED
                                                                          PARTNERSHIP INTERESTS
    NAME AND ADDRESS                 OCCUPATION OR EMPLOYMENT              BENEFICIALLY OWNED
    ----------------                 ------------------------             ---------------------
Glenn R. Jones           Mr. Jones has served as Chairman of the Board of           0
c/o Jones Intercable,     Directors and Chief Executive Officer of the
Inc. 9697 E. Mineral      General Partner since its formation in 1970. He
Avenue Englewood, CO      served as President of the General Partner from
80112                     1984 to 1988. Mr. Jones has been involved in
                          the cable television business in various
                          capacities since 1961.
Robert E. Cole           Mr. Cole was appointed a Director of the General           0
c/o Jones Intercable,     Partner in March 1996. Mr. Cole is currently
Inc.                      self-employed as a partner of First Variable
9697 E. Mineral Avenue    Insurance Marketing and is responsible for
Englewood, CO 80112       marketing to National Association of Securities
                          Dealers, Inc. firms in northern California,
                          Oregon, Washington and Alaska. From 1993 to
                          1995, Mr. Cole was the director of marketing
                          for Lamar Life Insurance Company; from 1992 to
                          1993, Mr. Cole was senior vice president of PMI
                          Inc., a third party lender serving the special
                          needs of corporate owned life insurance (COLI);
                          and from 1988 to 1992, Mr. Cole was the
                          principal of a specialty investment banking
                          firm that provided services to finance the
                          ownership and growth of emerging companies,
                          productive assets and real property.
Kevin P. Coyle           Mr. Coyle, Group Vice President/Finance of the             0
c/o Jones Intercable,     General Partner, has been the General Partner's
Inc. 9697 E. Mineral      Chief Financial Officer since 1990. Mr. Coyle
Avenue Englewood, CO      has been an associate of the finance department
80112                     of the General Partner since 1981.
William E. Frenzel       Mr. Frenzel was appointed a Director of the                0
1775 Massachusetts        General Partner in April 1995. He has been a
Avenue, NW                Guest Scholar since 1991 with the Brookings
Washington, DC 20036      Institution, a research organization located in
                          Washington, DC. Until his retirement in January
                          1991, Mr. Frenzel served for twenty years in
                          the United States House of Representatives.

                                                                                 AGGREGATE NUMBER
                                                                                    OF LIMITED
                                                                               PARTNERSHIP INTERESTS
      NAME AND ADDRESS                    OCCUPATION OR EMPLOYMENT              BENEFICIALLY OWNED
      ----------------                    ------------------------             ---------------------
Josef J. Fridman              Mr. Fridman was appointed a director of the                0
c/o BCI Telecom Holding Inc.   General Partner in February 1998. He is senior
1000 rue de la                 vice-president, law and corporate secretary of
Gauchetiere Bureau 1100        BCE Inc. Mr. Fridman joined Bell Canada, a
Montreal (PQ)                  wholly owned subsidiary of BCE Inc., in 1969,
Canada H3B 4Y8                 and he has held increasingly senior positions
                               with Bell Canada and BCE Inc. since such time.
                               He has held his current position since 1991.
Donald L. Jacobs              Mr. Jacobs was appointed a Director of the                 0
60435 Tekampe Road             General Partner in April 1995. Mr. Jacobs is a
Bend, OR 97702                 retired executive officer of TRW. Prior to his
                               retirement in 1992, he was Vice President and
                               Deputy Manager of the Space and Defense Sector;
                               prior to that appointment, he was the Vice
                               President and General Manager of the Defense
                               Systems Group; and prior to that appointment,
                               he was President of ESL, Inc., a subsidiary of
                               TRW.
Larry Kaschinske              Mr. Kaschinske has been the Controller and Chief           0
c/o Jones Intercable,          Accounting Officer of the General Partner since
Inc. 9697 E. Mineral           1994. Mr. Kaschinske has been an associate of
Avenue Englewood, CO           the finance department of the General Partner
80112                          since 1984.
Robert Kearney                Mr. Kearney was appointed a Director of the                0
c/o BCI Telecom Holding        General Partner in July 1997. Mr. Kearney is a
Inc.                           retired executive officer of Bell Canada. Prior
1000 rue de la                 to his retirement in December 1993, Mr. Kearney
Gauchetiere                    was the President and Chief Executive Officer
Bureau 1100                    of Bell Canada. He served as Chairman of BCE
Montreal (PQ)                  Canadian Telecom Group in 1994 and as Deputy
Canada H3B 4Y8                 Chairman of BCI Management Limited in 1995.
James J. Krejci               Mr. Krejci has been a Director of the General              0
3100 Arapahoe Avenue           Partner since 1987. Mr. Krejci is President and
Boulder, CO 80303              CEO of Imagelink Technologies, Inc., a
                               privately financed company with leading
                               technology in the desktop or personal computer
                               videoconferencing market. Prior to joining
                               Imagelink Technologies in July 1996, he was the
                               President of the International Division of
                               International Gaming Technology headquartered
                               in Reno, Nevada. Prior to joining International
                               Gaming Technology in May 1994, Mr. Krejci had
                               been a Group Vice President of the General
                               Partner since 1987.
James B. O'Brien              Mr. O'Brien has been President and a Director of           0
c/o Jones Intercable,          the General Partner since 1989 and a member of
Inc.                           the Executive Committee of the General
9697 E. Mineral Avenue         Partner's Board of Directors since 1993.
Englewood, CO 80112            Mr. O'Brien has been with the General Partner
                               since 1982 in various operational management
                               positions.

                                                                            AGGREGATE NUMBER
                                                                               OF LIMITED
                                                                          PARTNERSHIP INTERESTS
    NAME AND ADDRESS                 OCCUPATION OR EMPLOYMENT              BENEFICIALLY OWNED
    ----------------                 ------------------------             ---------------------
Raphael M. Solot         Mr. Solot was appointed a Director of the                  0
501 South Cherry Street   General Partner in March 1996. Mr. Solot is an
Denver, CO 80222          attorney in private practice. He has practiced
                          law for 34 years with an emphasis on franchise,
                          corporate and partnership law and complex
                          litigation.
Cheryl M. Sprague        Ms. Sprague joined the General Partner as Group            0
c/o Jones Intercable,     Vice President/Human Resources in November
Inc.                      1997. Prior to November 1997 and since December
9697 E. Mineral Avenue    1995, Ms. Sprague served as Director, Human
Englewood, CO 80112       Resources for Westmoreland Coal Company. From
                          October 1993 to December 1995, Ms. Sprague
                          served as President of Peak Executive
                          Resources. From April 1992 to October 1993, Ms.
                          Sprague was Vice President, Human Resources for
                          Penrose-St. Francis Healthcare System.
Elizabeth M. Steele      Ms. Steele joined the General Partner in 1987 as           0
c/o Jones Intercable,     Vice President/General Counsel and Secretary.
Inc.                      Prior to that time, Ms. Steele was a partner at
9697 E. Mineral Avenue    Davis, Graham & Stubbs, a Denver, Colorado law
Englewood, CO 80112       firm that serves as counsel to the General
                          Partner.
Howard O. Thrall         Mr. Thrall was appointed a director of the                 0
c/o Jones Intercable,     General Partner in March 1996 and he had
Inc.                      previously served as a director of the General
9697 E. Mineral Avenue    Partner from December 1988 to December 1994.
Englewood, CO 80112       Mr. Thrall is now a management and
                          international marketing consultant. From
                          September 1993 through July 1996, Mr. Thrall
                          served as Vice President of Sales, Asian
                          Region, for World Airways, Inc. From 1984 until
                          August 1993, Mr. Thrall was with the McDonnell
                          Douglas Corporation, where he was a Regional
                          Vice President, Commercial Marketing with the
                          Douglas Aircraft Company subsidiary.
Siim A. Vanaselja        Mr. Vanaselja was appointed a Director of the              0
c/o BCI Telecom Holding   General Partner in August 1996. Mr. Vanaselja
Inc.                      joined BCE Inc., Canada's largest
1000 rue de la            telecommunications company, in February 1994
Gauchetiere               and he has served in various capacities with
Bureau 1100               that company and its subsidiaries since that
Montreal (PQ)             time. He currently serves as Executive Vice
Canada H3B 4Y8            President and Chief Financial Officer of Bell
                          Canada International Inc. and Vice President of
                          BCI Telecom Holding Inc., BCE Inc.
                          subsidiaries. Prior to joining BCE Inc., Mr.
                          Vanaselja was a partner in the Toronto office
                          of KPMG Peat Marwick Thorne.
Ruth E. Warren           Ms. Warren has been Group Vice                             0
c/o Jones Intercable,     President/Operations of the General Partner
Inc.                      since 1990. Ms. Warren has been with the
9697 E. Mineral Avenue    General Partner in various operational
Englewood, CO 80112       management positions since 1980.

                                                                                   AGGREGATE NUMBER
                                                                                      OF LIMITED
                                                                                 PARTNERSHIP INTERESTS
       NAME AND ADDRESS                     OCCUPATION OR EMPLOYMENT              BENEFICIALLY OWNED
       ----------------                     ------------------------             ---------------------
Cynthia A. Winning              Ms. Winning joined the General Partner as Group            0
c/o Jones Intercable,            Vice President/Marketing in December 1994.
Inc.                             Prior to joining the General Partner, Ms.
9697 E. Mineral Avenue           Winning served in 1994 as the President of PRS
Englewood, CO 80112              Inc., a Denver, Colorado sports and event
                                 marketing company. From 1979 to 1981 and from
                                 1986 to 1994, Ms. Winning served as the Vice
                                 President and Director of Marketing for
                                 Citicorp Retail Services, Inc.
Sanford Zisman                  Mr. Zisman was appointed a Director of the                 0
3773 Cherry Creek North Drive-   General Partner in June 1996. Mr. Zisman is a
Denver, CO 80209                 principal in the law firm Zisman & Ingraham,
                                 P.C. of Denver, Colorado. He has practiced law
                                 for 32 years, with an emphasis on tax, business
                                 and estate planning and probate administration.
Robert L. Zoellick              Mr. Zoellick was appointed a Director of the               0
3900 Wisconsin                   General Partner in April 1995. Mr. Zoellick is
Avenue, NW                       the John M. Olin Professor at the U.S. Naval
Washington, DC 20016             Academy for the 1997-1998 term. From 1993
                                 through 1997, he was an Executive Vice
                                 President at Fannie Mae, a federally chartered
                                 and stockholder-owned corporation that is the
                                 largest housing finance investor in the United
                                 States. From August 1992 to January 1993, Mr.
                                 Zoellick served as Deputy Chief of Staff of the
                                 White House and Assistant to the President.
                                 From May 1991 to August 1992, Mr. Zoellick
                                 served concurrently as the Under Secretary of
                                 State for Economic and Agricultural Affairs and
                                 as Counselor of the Department of State, a post
                                 he assumed in March 1989. From 1985 to 1988,
                                 Mr. Zoellick served at the Department of
                                 Treasury in a number of capacities, including
                                 Counselor to the Secretary.

                 [LOGO OF JONES INTERCABLE, INC. APPEARS HERE]
                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

                                     PROXY

  THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE GENERAL PARTNER

  The undersigned Limited Partner of Cable TV Fund 12-D, Ltd., a Colorado limited partnership, hereby votes on the sale of Cable TV Fund 12-BCD Venture's Palmdale, California cable television system to Jones Communications of California, Inc., an indirect wholly owned subsidiary of Jones Intercable, Inc., for a sales price of $138,205,200 in cash, subject to normal closing adjustments, pursuant to the terms and conditions of that certain Purchase and Sale Agreement dated as of March 10, 1998, as follows:

      [_] CONSENTS        [_] WITHHOLDS CONSENT      [_] ABSTAINS

 (YOU MUST SIGN ON THE REVERSE SIDE OF THIS PROXY CARD FOR YOUR VOTE TO COUNT.)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.

                                                PLEASE SIGN EXACTLY AS NAME
                                                     APPEARS ON LABEL.

                                            DATED: ______________________, 1998

                                            ___________________________________
                                            Beneficial Owner Signature
                                            (Investor)

                                            ___________________________________
                                            Authorized Trustee/Custodian
                                            Signature

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.
================================================================================

                 [LOGO OF JONES INTERCABLE, INC. APPEARS HERE]
                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

                                     PROXY

  THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE GENERAL PARTNER

  The undersigned Limited Partner of Cable TV Fund 12-D, Ltd., a Colorado limited partnership, hereby votes on the sale of Cable TV Fund 12-BCD Venture's Palmdale, California cable television system to Jones Communications of California, Inc., an indirect wholly owned subsidiary of Jones Intercable, Inc., for a sales price of $138,205,200 in cash, subject to normal closing adjustments, pursuant to the terms and conditions of that certain Purchase and Sale Agreement dated as of March 10, 1998, as follows:

      [_] CONSENTS        [_] WITHHOLDS CONSENT      [_] ABSTAINS

 (YOU MUST SIGN ON THE REVERSE SIDE OF THIS PROXY CARD FOR YOUR VOTE TO COUNT.)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.

                                            ALL OWNERS MUST SIGN EXACTLY AS
                                            NAME(S) APPEAR ON LABEL.

                                              When limited partnership
                                            interests are held by more than
                                            one person, all owners must sign.
                                            When signing as attorney, as
                                            executor, administrator, trustee
                                            or guardian, please give full
                                            title as such. If a corpo-ration,
                                            please sign in full corporation
                                            name by autho-rized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

                                            DATED: ______________________, 1998

                                            ___________________________________
                                            Signature - Investor 1

                                            ___________________________________
                                            Signature - Investor 2

                                            ___________________________________
                                            Signature - Investor 3

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.
================================================================================